 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-248121
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 14, 2020)
American Strategic Investment Co.
Up to 386,100 Shares of Common Stock
Issuable Upon Exercise of Rights
to Subscribe for Shares
We are a Maryland corporation historically focused on acquiring and owning a portfolio of high-quality commercial real estate located within the five boroughs of New York City, particularly Manhattan. As described herein, we recently decided to expand both the assets and businesses we may acquire and operate as well as our market area. We are externally managed by New York City Advisors, LLC (“Advisor”), an affiliate of AR Global Investments, LLC (“AR Global”). Substantially all of our business is presently conducted through our operating partnership, New York City Operating Partnership, L.P. Our Class A Common Stock referred to as our “Common Stock” is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NYC.” On January 11, 2023, we completed a 1-for-8 reverse split of our Common Stock. The last reported sale price of our Common Stock on the NYSE on January 20, 2023 was $14.51 per share. As a result of the potential change in our business noted above, our board recently decided to terminate our election to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, effective January 1, 2023. Going forward we will be taxed as a C corporation.
To enhance our capital resources, we are offering shares of our Common Stock through a process known as a “Rights Offering” as described herein. We are distributing, at no charge, to our stockholders of record as of 5:00 p.m., Eastern Time, on January 12, 2023 referred to as the “Record Date”, rights (the “Subscription Rights”) to purchase shares of our Common Stock. The Subscription Rights are not transferrable and entitle the holders thereof to purchase shares of our Common Stock at a price equal to $12.95 per whole share (the “Subscription Price”). Stockholders received one Subscription Right for each outstanding share of Common Stock owned on the Record Date which occurred after the reverse split described herein. Only whole Subscription Rights can be exercised. We will not issue fractional shares on exercise of the Subscription Rights. Holders of Subscription Rights will only be entitled to purchase a whole number of shares of Common Stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase. Stockholders who fully exercise their Subscription Rights will be entitled to subscribe, subject to the limitations described herein and subject to allotment, for additional shares that remain unsubscribed as a result of any unexercised Subscription Rights (the “Oversubscription Option”). Holders who exercise their Subscription Rights will have no right to rescind their subscriptions after receipt of their completed subscription certificates together with payment for shares by the subscription agent. Bellevue Capital Partners, LLC (“Bellevue”), an entity owning approximately 21.5% of the outstanding shares of Common Stock as of the Record Date, and its affiliates, including the Advisor, have indicated that they will purchase, to the full extent permitted, their pro rata percentage of the shares offered hereby including, through the exercise of oversubscriptions rights described herein, shares that are not otherwise purchased by other holders of the Common Stock. Bellevue is the ultimate parent and controlling holder of AR Global.
Stockholders who do not fully exercise their Subscription Rights will own a smaller proportional interest in us than they owned prior to the Rights Offering. Further, the Rights Offering will likely result in an immediate dilution of book value per share for all of our stockholders but will disproportionately affect stockholders that do not exercise Subscription Rights.
The Subscription Rights will expire if not exercised by 5:00 p.m. Eastern Time on February 22, 2023 (the “Expiration Time”), unless we extend or terminate the Rights Offering prior to that date in which case the Expiration Time will mean the revised expiration date. Subscription Rights that are not exercised before the Expiration Time will expire and have no value. There is no minimum number of shares that we need to sell in this offering.
	Per Share	Total(3)
Subscription Price	$12.95	$5,000,000
Dealer Manager fees(1)(3)	$0.6475	$250,000
Proceeds to us, before estimated expenses(2)	$12.30	$4,750,000

(1)
The Dealer Manager will generally earn a fee of 5% of the gross proceeds we receive from the sale of shares of Common Stock pursuant to the exercise of Subscription Rights; provided that this fee will be reduced to 1% of the gross proceeds received from the sale of shares of Common Stock on exercise of Subscription Rights by Bellevue and its affiliates as well as each of the Company’s officers and directors; provided further that the fee payable to the Dealer Manager will be at least $250,000 if the gross proceeds received from the sale of shares of Common Stock is $5,000,000. We will also reimburse the Dealer Manager for certain expenses. See “Plan of Distribution.”

(2)
We estimate that we will incur offering expenses of approximately $0.9 million in connection with this offering. We estimate that net proceeds to us after expenses will be approximately $4.1 million assuming all of the rights are exercised at the Subscription Price.

(3)
Assumes all rights are exercised at the Subscription Price.

Investing in our securities involves risks. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, as amended, subsequent Current Reports on Form 8-K and on page S-17 of this prospectus supplement before investing in our Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
B. Riley Securities
The date of this prospectus supplement is January 23, 2023

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our Common Stock. We have not, and the Dealer Manager has not, authorized any dealer, salesperson, or other person to provide you with any information or to represent anything not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If anyone provides you with different, inconsistent, unauthorized or additional information or representations, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any shares of Common Stock in any jurisdiction to or from any person to whom or for whom it is unlawful to make the offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.
This document consists of two parts. The first part consists of this prospectus supplement, which provides specific information about the terms of the offer and sale from time to time of Common Stock and other matters related to us. The second part, the accompanying prospectus, provides you with a general description of the securities we may offer from time to time, some of which may not apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our Common Stock and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in, or incorporated by reference into, the accompanying prospectus. We encourage you to carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” and “Incorporation By Reference” before investing in our Common Stock. If the information in this prospectus supplement is inconsistent with any information contained in, or incorporated by reference into, the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in, or incorporated by reference into, the accompanying prospectus.
This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of an unspecified number of securities described in the accompanying prospectus for possible issuance at indeterminate prices as described in the prospectus. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement, including any securities offered and sold in this offering.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our shares of Common Stock. We are not making any representation to you regarding the legality of an investment in our shares of Common Stock by you under applicable investment or similar laws.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise indicated or the context requires otherwise, in this prospectus supplement, references to “we,” “us,” “our” and “the Company” mean American Strategic Investment Co. and its consolidated subsidiaries, including, without limitation, New York City Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our “operating partnership.”

S-i

Prospectus Supplement
Base Prospectus

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information included elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. It is not complete, and it is possible that it does not contain all of the information that you may want to consider. To understand the terms of the Common Stock offered by this prospectus supplement and the accompanying prospectus before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, as amended, and September 30, 2022 and Current Reports on Form 8-K before making an investment decision.
Our Company
We have historically focused on acquiring and owning a portfolio of high-quality commercial real estate located within the five boroughs of New York City, particularly Manhattan. In light of the slow pace of recovery in this market from the COVID-19 pandemic, we recently decided to expand the assets we may acquire and operate. In addition to our traditional office assets, we may also acquire assets such as hotels and seek to expand our co-working office space business as well as acquire, invest in and operate businesses such as hotel or parking lot management companies including assets or businesses located outside of New York City. Substantially all of our business is conducted through our operating partnership, New York City Operating Partnership, L.P. We own eight properties consisting of 1.2 million rentable square feet. We elected to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2014 but have not benefitted from this election as discussed below. Many of the new assets or businesses we may acquire generate income that does not otherwise qualify for REIT tax purposes. As a result, for this and other reasons, our board decided to terminate our REIT election effective January 1, 2023, the consequences of which are generally described below in “Summary — Recent Developments.”
We have no employees and are externally managed by our Advisor. New York City Properties, LLC, an affiliate of our Advisor manages our properties. Our Advisor and property manager are affiliates of Bellevue and are under the common control of AR Global. Both of these entities receive compensation, fees and expense reimbursements for their services.
As described in the “Recent Developments” section below, we changed our name to American Strategic Investment Co. from “New York City REIT, Inc.” reflecting the change in our business strategy. Our Common Stock trades on the NYSE under the symbol “NYC.”
Our principal executive offices are located at 650 Fifth Avenue, 30th Floor, New York, NY 10019. Our Investor Relations telephone number is (866) 902-0063. We maintain a website at www.newyorkcityreit.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement or any other report or document we file with or furnish to the SEC.
Recent Developments
As part of the process of evaluating how to increase the Company’s capital, assets, revenues and income, our board noted that the Company has not historically generated taxable income that would permit the Company to benefit from its election to be treated as a REIT for tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). The board also noted that being a REIT may limit the Company in other respects. For example, taxation as a REIT may limit the Company’s ability to expand into other asset classes or businesses due to the rules governing the nature of the assets and revenues that may be owned or generated by REITs. Likewise, the limits on ownership imposed by entities that are taxed as a REIT would limit the number of shares that certain of our holders such as Bellevue may purchase. Bellevue and its affiliates, including the Advisor, have advised the Company that they will exercise their Subscription Rights to the fullest extent permitted. As a result, the Advisor recommended, and the board agreed, that it is in our best interest to expand the scope of our business and to revoke our REIT election. The revocation became effective as of January 1, 2023. We will thus be treated as a C corporation for tax purposes, which means our income will be taxed at both the federal and state level without deduction for any dividends we may pay to our stockholders. In addition, we generally will be disqualified from treatment as a REIT for the four taxable years following the year in which we revoke our REIT election. This action may reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. Further, any cash dividends we pay to our stockholders will be taxed as dividend income under federal tax law and not at rates applicable to dividends paid by REITs. To the extent we generate taxable income going forward, we may be able to limit the tax on our income through the use of net operating loss carryforwards or “NOLs.”
Certificate of Notice
As a consequence of our decision to terminate our election to be taxed as a REIT, the ownership limitations set forth in Section 5.7 of the Company’s charter, including, without limitation, the “Aggregate Share Ownership Limit,” as defined therein, no longer apply. We filed with the State Department of Assessments and Taxation of Maryland a Certificate of Notice reflecting the board’s determination that it is no longer in the best interests of the Company to continue to qualify as a REIT and that therefore the Aggregate Share Ownership Limit will no longer be in effect.
Reverse Stock Split
On December 30, 2022, our board of directors approved a reverse split of the Common Stock and the outstanding Class A units (the “Class A Units”) of our operating partnership at a ratio of 1-for-8 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 5:00 p.m. Eastern Time on January 11, 2023 (the “Effective Time”). Each share of Common Stock outstanding at that time was automatically changed into 0.125 shares of Common Stock and likewise each outstanding Class A Unit was changed into 0.125 Class A Unit. At the market open on January 12, 2023, the Common Stock was assigned a new CUSIP number.
The Reverse Stock Split applied to all of the outstanding shares of Common Stock as of the Effective Time and therefore did not affect the relative percentage of shares owned by any particular stockholder. The Reverse Stock Split also did not affect the relative voting or other rights that accompany the shares of Common Stock except to the extent that it resulted in a stockholder receiving cash in lieu of fractional shares. We have no current plans to take the Company private and the Reverse Stock Split was not related to a strategy to do so.
As a result of the Reverse Stock Split, the number of outstanding shares of the Common Stock at the Effective Time was reduced from approximately 15.4 million to approximately 1.9 million.
Amendment to Rights Agreement and Waiver Agreement
Our board has exempted any purchases made in connection with exercising Subscription Rights from the limits contained in the Company’s amended and restated rights agreement. In addition, our board has waived the existing limit imposed on purchases by Bellevue and its affiliates including future issuances of Common Stock issued in lieu of the Company paying cash to the Advisor for asset management services. Bellevue, the Advisor and other affiliates or person related to Bellevue have granted an irrevocable proxy to the Company pursuant to which the Company has the right to vote any shares owned by these persons or entities in excess of 34.9% of the Company’s outstanding shares of Common Stock in the same proportion as all other shares voted by the Company’s stockholders.

SELECTED CONSOLIDATED FINANCIAL DATA
You should read the following selected financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, as amended, and September 30, 2022, which are incorporated by reference into this prospectus supplement. The following selected financial data is not intended to replace our historical consolidated financial statements.
	September 30,	December 31,
Balance sheet data (In thousands)	2022	2021	2020	2019
Total real estate investments, at cost	$851,228	$852,654	$860,637	$862,608
Total assets	802,191	823,051	861,846	901,356
Mortgage notes payable, net	393,774	398,117	396,574	395,031
Total liabilities	474,198	471,915	480,279	480,807
Total stockholders’ equity	309,571	338,989	377,558	420,549
Operating data (In thousands, except share and per share data)	Nine months ended September 30,	Year Ended December 31,
	2022	2021	2020	2019
Total revenues	$47,809	$70,219	$62,895	$70,530
Total operating expenses	69,390	90,605	85,504	76,110
Operating loss	(21,581)	(20,386)	(22,609)	(5,580)
Total other expenses	(14,206)	(19,043)	(18,353)	(16,310)
Net loss before income taxes	(35,787)	(39,429)	(40,962)	(21,890)
Income tax expense	—	(37)	—	—
Net loss attributable to common stockholders	$(35,787)	$(39,466)	$(40,962)	$(21,890)
Other data:
Cash flows provided by (used in) operations	$3,338	$(7,916)	$(13,578)	$(1,603)
Cash flows used in investing activities	(4,865)	(3,375)	(3,755)	(45,974)
Cash flows (used in) provided by financing activities	(6,270)	(275)	(970)	51,073
Per share data:
Dividends/Distributions declared per common share(1)	$1.60	$3.20	$0.39	$—
Net loss per common share – Basic and Diluted (1)	(21.20)	(24.40)	(25.68)	(13.74)
Weighted-average number of common shares outstanding:
Basic and Diluted(1)	1,690,311	1,622,896	1,595,923	1,593,615

(1)
Retroactively adjusted for the effects of the Reverse Stock Split that occurred on January 11, 2023.

SUMMARY OF THE OFFERING
The following summary describes the principal terms of the Rights Offering but is not complete. See “The Rights Offering” for a more detailed description of the terms and conditions of the offering.
Issuer
American Strategic Investment Co.
Securities Offered
We are distributing to stockholders, at no charge, one non-transferable Subscription Right to purchase 0.20130805 shares of our Common Stock for every one share of our Common Stock owned as of 5:00 p.m., Eastern Time, on January 12, 2023, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees, on behalf of the beneficial owner of the shares. Fractional shares of our Common Stock will not be issued. Holders of Subscription Rights will only be entitled to purchase a whole number of shares of our Common Stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase. The Subscription Rights will not trade as a separate security on any trading market.
Basic Subscription Rights
Each Subscription Right will entitle the holder to purchase 0.20130805 shares of our Common Stock at $12.95 per whole share. The Subscription Rights will expire at the Expiration Time. Holders of record must hold at least five shares of Common Stock, after giving effect to the Reverse Stock Split, as of the Record Date in order to purchase one whole share of our Common Stock in this Rights Offering.
Oversubscription Option
Through the Oversubscription Option, holders who fully exercise their basic Subscription Rights, will be entitled to purchase additional shares of our Common Stock that remain unsubscribed at the Expiration Time, subject to availability and pro rata allocation of shares among stockholders exercising this Oversubscription Option and certain other limitations described herein. Purchases will be made at the same Subscription Price per whole share of our Common Stock. If an insufficient number of shares of our Common Stock are available to fully satisfy all oversubscription requests, the available shares of our Common Stock will be distributed proportionately among holders who exercise their Oversubscription Option based on the number of shares of our Common Stock each holder subscribed for under the basic Subscription Right. The proration process will be repeated until all issuable shares have been allocated or all oversubscription exercises have been fulfilled, whichever occurs earlier.
Subscription Price
The Subscription Price is $12.95 per whole share of our Common Stock. Holders must fund their subscriptions pursuant to both the basic Subscription Right and Oversubscription Option at the Subscription Price. To be effective, any payment related to the exercise of a Subscription Right must clear prior to the Expiration Time.
Record Date
5:00 p.m., Eastern Time, on January 12, 2023.
Distribution Date
We are commencing distribution of the Subscription Rights on January 23, 2023. Depending on whether you receive materials related to your shares of our Common Stock electronically or by mail, you may not immediately receive your Subscription Rights. If you hold your shares of our Common Stock through a custodian bank, broker, dealer or other nominee, receipt will be determined by the procedures applied by your custodian bank, broker, dealer or other nominee holder.
Subscription Period
The subscription period begins on the distribution date and ends at the Expiration Time which is 5:00 p.m., Eastern Time on February 22, 2023, subject to extension or termination. Subscription Rights that are not exercised on or before the Expiration Time will expire and have no value. No exercise will be honored for documents received after the Expiration Time regardless of when the documents were sent.
Amendment, Extension and Termination
We may extend the Expiration Time at any time after the Record Date or amend or modify the terms of the Rights Offering at any time prior to the Expiration Time. We may also terminate the Rights Offering at any time prior to the Expiration Time for any reason in our sole discretion. If we terminate the Rights Offering, the Subscription Agent will return all subscription funds without interest or deduction to holders that exercised Subscription Rights.
No Fractional Shares
Holders will only be entitled to purchase a whole number of shares of our Common Stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase. No fractional shares will be issued.
Non-Transferability of Rights
The Subscription Rights may not be sold, transferred or assigned and will not be listed for trading on the NYSE or any other stock exchange or trading market.
Procedure for Exercising
Rights
A holder must complete, sign and deliver a rights card (each, a “Rights Card”) together with the Subscription Price for each whole share of our Common Stock for which the holder subscribes under the basic Subscription Right and Oversubscription Option, to the Subscription Agent before the Expiration Time. We suggest that a holder using the mail send the documents and payment by overnight courier or registered mail, properly insured, with return receipt requested.
How Rights Holders Can Exercise Rights Through Others
We will ask custodian banks, brokers, dealers or other nominee to notify any stockholder that holds our Common Stock through a custodian bank, broker, dealer or other nominee of the Rights Offering. All such holders will be required to request the custodian bank, broker, dealer or other nominee act for the holder. The holder should complete and return to the custodian bank, broker, dealer or other nominee the form entitled “Broker Letter to Clients who are Beneficial Owners” which the custodian bank, broker, dealer or other nominee should forward to the holder. Any holder not receiving these documents should contact their custodian bank, broker, dealer or other nominee.
How Foreign Stockholders and Other Stockholders Can Exercise Rights
The Subscription Agent will hold the Rights Cards for any holder with an address outside the United States or who has an Army Post Office or a Fleet Post Office address. Holders that fall into this category may exercise rights by notifying the Subscription Agent prior to 11:00 a.m., Eastern Time, at least five (5) business days prior to the Expiration Time and establishing to the satisfaction of the Company that the holder is permitted to exercise Subscription Rights under applicable law. Failure to follow these procedures by the applicable time will result in the Subscription Rights expiring.
No Revocation
All exercises of Subscription Rights are irrevocable. No exercise may be revoked or changed and no refunds will be paid. A holder should not exercise Subscription Rights unless certain that the holder wants to purchase shares of our Common Stock in the Rights Offering at the Subscription Price.
Payment Adjustments
Any payment that is insufficient to purchase the number of shares of our Common Stock requested, or if the number of shares of Common Stock requested is not specified in the Rights Card, the payment received will be applied to exercise Subscription Rights to the extent of the payment. The Subscription Agent will return any excess funds without interest or a deduction where the payment exceeds the amount necessary for the full exercise, including any Oversubscription Option exercised.
No Board Recommendation/Risk Factors
Neither the Company, any member of our board, the Dealer Manager (as hereinafter defined), the Subscription Agent nor any of our or their respective affiliates or representatives has made, or is making, any recommendation regarding exercise of the Subscription Rights including the Oversubscription Option. Bellevue and its affiliates, including the Advisor have advised the Company that they intend to exercise their Subscription Rights and Oversubscription Option to the fullest extent. In addition, each board member holding Subscription Rights may exercise the Subscription Rights to the fullest extent permitted. Stockholders are urged to make their own decision. An investment in shares of our Common Stock is subject to various risks and uncertainties including the risks discussed in the section titled “Risk Factors” beginning on page S-17 of this prospectus supplement and those risks discussed in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, as amended, and subsequent Current Reports on Form 8-K.
Use of Proceeds
We will not know the actual net proceeds from the sale of our Common Stock until the Rights Offering is completed. Assuming all Subscription Rights are exercised, we estimate that the aggregate net proceeds from the Rights Offering, after deducting estimated fees and expenses, will be approximately $4.1 million. The net proceeds from this offering may be used in a variety of ways including for general corporate purposes or to purchase additional properties, businesses and other assets that may generate non-REIT qualifying income. See “Use of Proceeds” beginning on page S-23.
Material U.S. Federal Income Tax Considerations
Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we intend to take the position that the distribution of the Subscription Rights to a U.S. holder pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to such holder’s existing shares of Common Stock for U.S. federal income tax purposes, see “Material U.S. Federal Income Tax Considerations” beginning on page S-31. Stockholders should consult their own tax advisor as to the particular consequences of the Rights Offering.
Delivery of Shares
All shares that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that a holder of record exercising rights will receive a direct registration (DRS) account statement from the transfer agent reflecting ownership of the shares. For stockholders holding shares in the name of a custodian bank, broker, dealer or other nominee, the Depository Trust Company (DTC) will have their accounts with the applicable nominee credited with the shares purchased in the Rights Offering.
Listing of Common Stock
Our Common Stock is listed on the NYSE under the symbol “NYC.” The shares of our Common Stock to be issued in connection with the Rights Offering will also be listed on the NYSE under the same symbol.
Fees and Expenses
The Subscription Rights are being issued free of any fees or expenses payable by the recipient; provided that holders exercising through a custodian bank, broker, dealer or other nominee will be responsible for paying any fees charged by the nominee. We are required to pay the Dealer Manager certain fees and expenses in connection with the Rights Offering. See “Plan of Distribution.”
Subscription Agent
Computershare Inc.
Information Agent
Georgeson LLC. All questions or requests for assistance concerning the method of subscribing for shares of our Common Stock or for additional copies of this prospectus supplement should be directed to Georgeson LLC, toll free at (866) 391-7007 or by mail at:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
No “Going Private”
Transaction
The Rights Offering is not a transaction or part of a series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
For additional information see “The Rights Offering,” beginning on page S-24.
The information set forth in this prospectus supplement is based on 1,917,958 shares of Common Stock outstanding as of the Record Date, which reflects the Reverse Stock Split described herein, and assumes that no options or warrants are exercised, no new restricted stock is issued under our equity incentive plans or we otherwise issue additional shares of our Common Stock prior to consummation of the Rights Offering.

ADDITIONAL INFORMATION ABOUT THE RIGHTS OFFERING
The following provides additional information about the Rights Offering but does not contain all of the information that may be important to you. You should read this prospectus supplement in its entirety and refer to the documents incorporated by reference for more detailed descriptions of the terms and conditions of the Rights Offering, the Company and our business including potential risk factors.
Exercising the Subscription Rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section titled “Risk Factors” beginning on page S-17 of this prospectus supplement and all other information included in, or incorporated by reference into, this prospectus supplement in its entirety before you decide whether to exercise Subscription Rights.
Q:
What is the Rights Offering?

A:
We are distributing to you, at no charge, one non-transferable Subscription Right for every share of our Common Stock that you owned as of 5:00 p.m., Eastern Time, on January 12, 2023, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. Each Subscription Right will entitle you to purchase 0.20130805 shares of our Common Stock at the Subscription Price of $12.95 per whole share.

Q:
What is the purpose of the Rights Offering?

A:
We are seeking to raise capital in a manner that provides all of our existing stockholders the opportunity to participate. We are seeking funds for general corporate purposes, which may include, among other uses, acquiring additional assets. For a detailed discussion, see “Use of Proceeds” beginning on page S-23.

Q:
Will fractional Subscription Rights or shares of Common Stock be issued?

A:
We will not sell fractional shares of our Common Stock, and each Subscription Right represents the right to purchase 0.20130805 shares of our Common Stock. Holders of Subscription Rights will only be entitled to purchase a whole number of shares of Common Stock, rounded down to the nearest whole number of shares of our Common Stock, which a holder would otherwise be entitled to purchase. Holders of record must hold at least five shares of Common Stock, after giving effect to the Reverse Stock Split, as of the Record Date in order to purchase one whole share of our Common Stock in this Rights Offering. Any excess amount paid for any fractional shares of our Common Stock will be returned to you as soon as practicable. You will not receive interest or a deduction on any payments refunded to you under the Rights Offering.

Q:
How was the Subscription Price determined?

A:
In determining the Subscription Price, our board of directors, with the advice and input of management and advisors, considered a number of factors, including: general market conditions, a review of pricing and the level of shareholder participation in other rights offerings that may be viewed comparably to the Company’s offer, historical and current trading prices for our Common Stock and our desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis. The board ultimately settled on a Subscription Price that was equal to a 10% discount of the three day Volume-weighted average price (the “VWAP”) closing price calculated as of January 17, 2023, noting that the VWAP closing price using later data would have been slightly lower. The Subscription Price was not determined based on our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Common Stock to be offered in the Rights Offering. You should not consider the Subscription Price as an indication of the Company’s value as a whole or the value of a share of our Common Stock. The market price of our Common Stock may decline during or after the Rights Offering, including below the Subscription Price. You should obtain a current quote for our Common Stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering.

Q:
What is the basic Subscription Right?

A:
Each Subscription Right gives our stockholders the right to purchase 0.20130805 shares of our Common Stock at $12.95 per whole share, which will be subject to the limits described herein. We have granted to you, as a holder of record as of the Record Date, one Subscription Right for every one share of our Common Stock you owned at that time. For example, if you owned 100 shares of our Common Stock as of the Record Date, you would have received Subscription Rights to purchase 20 shares of Common Stock at the Subscription Price, subject to certain limitations. You may exercise all or a portion of your basic Subscription Rights or you may choose not to exercise any Subscription Rights at all. However, if you exercise fewer than all of your basic Subscription Rights, you will not be entitled to purchase any additional shares of our Common Stock pursuant to the Oversubscription Option.

Q:
What is the Oversubscription Option?

A:
We do not expect all of our stockholders to exercise all of their basic Subscription Rights. The Oversubscription Option provides stockholders that exercise all of their basic Subscription Rights the opportunity to purchase shares of our Common Stock that are not purchased by other stockholders. If you fully exercise your basic Subscription Right, the Oversubscription Option entitles you to subscribe for additional shares of our Common Stock unclaimed by other holders of Subscription Rights in the Rights Offering at the same Subscription Price per whole share. If an insufficient number of shares is available to fully satisfy all oversubscription requests, the available shares will be distributed proportionately among Subscription Rights holders who exercise their Oversubscription Option based on the number of shares each Subscription Rights holder subscribed for under the basic Subscription Right. The proration process will be repeated until all issuable shares have been allocated or all oversubscription exercises have been fulfilled, whichever occurs earlier.

In order to properly exercise your Oversubscription Option, you must deliver the subscription payment for exercise of the Oversubscription Option before the expiration of the Rights Offering. Because we will not know the total number of unsubscribed shares of our Common Stock before the expiration of the Rights Offering, if you wish to maximize the number of shares you purchase pursuant to your Oversubscription Option, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of our Common Stock available, assuming that no stockholder other than you has purchased any shares of our Common Stock pursuant to such stockholder’s basic Subscription Right and Oversubscription Option. Any excess subscription payments received by the Subscription Agent caused by proration will be returned by the Subscription Agent to you, without interest or penalty, as soon as practicable after the Expiration Time. The Subscription Agent will return any excess payments. See “The Rights Offering-Purpose of the Offering-Oversubscription Option” beginning on page S-24.
Q:
Are stockholders required to subscribe in the Rights Offering?

A:
No, you may choose not to exercise Subscription Rights and the number of shares of our Common Stock that you own will not change although you will own a smaller proportional interest in us than if you had timely exercised all or a portion of your Subscription Rights. If you choose not to exercise your Subscription Rights or you exercise fewer than all of your Subscription Rights and other stockholders fully exercise their Subscription Rights or exercise a greater proportion of their Subscription Rights than you exercise, the percentage of our Common Stock owned by these other stockholders will increase relative to your ownership percentage and your voting and other rights in us will likewise be diluted. In addition, if you do not exercise your basic Subscription Right in full, you will not be entitled to purchase any additional shares of our Common Stock pursuant to the Oversubscription Option.

Q:
What if Subscription Rights are not exercised?

A:
Subscription Rights that are not exercised will expire at the Expiration Time and have no further value.

Q:
If I am a holder of stock options or warrants, may I participate in the Rights Offering?

A:
No, only holders of shares of our Common Stock as of the Record Date will be permitted to participate.

Q:
Will the equity awards of our employees, officers and directors automatically convert into Common Stock in connection with the Rights Offering?

A:
No. Equity awards will not automatically convert into Common Stock. Holders of our equity awards, including outstanding stock options, will not receive Subscription Rights in the Rights Offering in connection with such equity awards.

Q:
How soon must I act to exercise my Subscription Rights?

A:
If you received a Rights Card and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Card and payment (and your payment must clear) prior to the Expiration Time which is 5:00 p.m., Eastern Time, on February 22, 2023 unless changed by our board in its sole discretion. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on February 22, 2023 by which you must provide it with your instructions to exercise your Subscription Rights and payment for your Common Stock.

Q:
Is there a minimum participation level required to complete the Rights Offering?

A:
No.

Q:
When will the Rights Offering expire?

A:
The Subscription Rights will expire and will have no value, if not exercised before 5:00 p.m., Eastern Time, on February 22, 2023 which is the “Expiration Time,” unless we decide to extend the Expiration Time until some later time or terminate the Rights Offering earlier. See “The Rights Offering-Expiration of the Rights Offering and Extensions, Amendments and Termination” beginning on page S-25. The Subscription Agent must actually receive all required documents and payments, as provided herein, before the Expiration Time. There is no maximum duration for the Rights Offering.

Q:
Can the Rights Offering be extended or terminated?

A:
Yes. Our board of directors may, in its discretion, extend the Rights Offering one or more times. Our board of directors may also cancel, terminate or amend the Rights Offering at any time before its expiration. In the event that the Rights Offering is cancelled or terminated, all subscription payments received will be returned promptly, without interest or penalty.

Q:
May I transfer my Subscription Rights if I do not want to purchase any shares of Common Stock?

A:
No, should you choose not to exercise your Subscription Rights, you may not sell, give away or otherwise transfer your Subscription Rights. However, Subscription Rights will be transferable as required by operation of law, for example, upon the death of the recipient.

Q:
Is there a guaranteed delivery period?

A:
No. There is no guaranteed delivery period in connection with the Rights Offering, so you must ensure that you properly complete all required steps prior to the Expiration Time.

Q:
How do I exercise my Subscription Rights if I own shares in certificate form?

A:
You may exercise your Subscription Rights by properly completing and executing your Rights Card and delivering it, together in full with the Subscription Price for each whole share of our Common Stock you subscribe for, to the Subscription Agent before the Expiration Time. If you use mail, we recommend that you use overnight courier or registered mail, properly insured, with return receipt requested.

If you send a payment that is insufficient to purchase the number of shares of our Common Stock you requested, or if the number of shares of our Common Stock you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares of our

Common Stock in the Rights Offering and the elimination of fractional shares. Any excess subscription payments received by the Subscription Agent will be returned promptly, without interest, following the expiration of the Rights Offering.
Q:
What form of payment is required to purchase shares of Common Stock?

A:
As described in the instructions accompanying the Rights Card, you must timely pay the full Subscription Price per whole share for the full number of shares of our Common Stock you wish to acquire under your Subscription Rights by delivering to Computershare Inc., the Subscription Agent for the Rights Offering, a personal check or wire transfer of funds. Please note that we will not accept payment by means of bank draft or cashier’s check.

Q:
What should I do if I want to participate in the Rights Offering but my shares are held in the name of my custodian bank, broker, dealer or other nominee?

A:
If you hold our Common Stock through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Broker Letter to Clients who are Beneficial Owners” substantially in the form accompanying this prospectus supplement. You should receive this form from your custodian bank, broker, dealer or other nominee with the other Rights Offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form.

Q:
What should I do if I want to participate in the Rights Offering, but I am a stockholder with a foreign address or a stockholder with an Army Post Office or Fleet Post Office address?

A:
The Subscription Agent will not mail Rights Cards to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your Subscription Rights, you must notify the Subscription Agent prior to 11:00 a.m., Eastern Time, at least five (5) business days prior to the Expiration Time and establish to the satisfaction of the Company that you are permitted to exercise your Subscription Rights under applicable law. If you do not follow these procedures by such time, your Subscription Rights will expire and will have no value.

Q:
Has the Company or the board of directors made a recommendation regarding the Rights Offering?

A:
Neither the Company, nor any member of our board of directors, is making any recommendation as to whether or not you should exercise your Subscription Rights or the Oversubscription Option. You are urged to make your decision based on your own assessment of the Rights Offering, after considering all of the information herein, including the “Risk Factors” beginning on page S-17 of this prospectus supplement, and of your best interests.

Q:
Are any directors, officers or entities affiliated with our Advisor exercising their Subscription Rights?

A:
Bellevue and its affiliates, including the Advisor, have informed us that they intend to fully exercise their basic Subscription Rights. Edward M. Weil, our Chief Executive Officer, and all of our directors may fully exercise their basic Subscription Rights. Additionally, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Bellevue has informed us that it intends to oversubscribe for additional shares of our Common Stock as well.

Q:
May stockholders in all states participate in the Rights Offering?

A:
Although we intend to distribute Subscription Rights to all stockholders as of the Record Date, we reserve the right in some states to require stockholders, if they wish to participate, to state and agree upon exercise of their respective Subscription Rights that they are acquiring the securities for investment purposes only, and that they have no present intention to resell or transfer any securities acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Q:
How many shares of our Common Stock will be outstanding after the Rights Offering?

A:
We had 1,917,958 shares of Common Stock outstanding on the Record Date. The number of shares of our Common Stock that will be outstanding after the Rights Offering will depend, in large part, on the number of shares of our Common Stock that are purchased in the Rights Offering. Assuming all of the shares of our Common Stock offered hereby are sold, we will issue a total of 386,100 shares of Common Stock. This would represent an increase of approximately 20.1% in the number of outstanding shares of our Common Stock in comparison to the shares outstanding on the Record Date.

The issuance of shares of our Common Stock in the Rights Offering will dilute, and thereby reduce, your proportionate ownership in shares of our Common Stock, unless you fully exercise your basic Subscription Rights. In addition, the issuance of our Common Stock at a Subscription Price that is less than the market price as of the date hereof will likely reduce the price per share of our Common Stock held by you prior to the Rights Offering.
Q:
May an exercise of Subscription Rights be cancelled?

A:
No. Once you exercise and send in your Rights Card and subscription payment, as provided herein, you cannot revoke the exercise of your Subscription Rights, even if you later learn information about the Company that you consider to be unfavorable, including if the market price for our Common Stock falls below the Subscription Price. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares of our Common Stock at the Subscription Price per whole share.

Q:
What are the material U.S. federal income tax consequences of exercising my Subscription Rights?

A:
Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we intend to take the position that the distribution of Subscription Rights to a holder with respect to such holder’s shares of Common Stock should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution. If you are a U.S. person, see “Material U.S. Federal Income Tax Considerations” beginning on page S-31. You should consult your tax advisor as to the particular consequences to you of the Rights Offering.

Q:
If the Rights Offering is not completed, for any reason, will my subscription payment be refunded to me?

A:
Yes. The Subscription Agent will hold all funds it receives in a bank account until the Rights Offering is completed. If the Rights Offering is not completed, for any reason, any money received from subscribing stockholders will be refunded in the form which it was paid as soon as practicable, without interest or deduction. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the Subscription Agent will return payments through the record holder of your shares.

Q:
Will I receive interest on any funds I deposit with the Subscription Agent?

A:
No. You will not be entitled to any interest on any funds that are deposited with the Subscription Agent pending completion or cancellation of the Rights Offering.

Q:
If I exercise my Subscription Rights, when will I receive my shares of Common Stock that I purchased in the Rights Offering?

A:
The Subscription Agent will arrange for the issuance of purchased shares as soon as practicable after the completion of the Rights Offering. All shares that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, the Depository Trust Company (DTC) will credit your account with your nominee with the securities you purchased in the Rights Offering. We will not be able to calculate the number of shares to be issued to each exercising holder until after the completion of the Rights Offering.

Q:
When can I sell the shares of Common Stock I receive in the Rights Offering?

A:
If you exercise your Subscription Rights and receive our Common Stock, you will be able to resell the shares of our Common Stock once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, there may be a delay between the Expiration Time and the time that the shares are issued due to factors such as the time required to complete all necessary calculations. In addition, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell the shares purchased in the Rights Offering at a price equal to or greater than the Subscription Price.

Q:
Will this Rights Offering result in the Company “going private” for purposes of Rule 13e-3 of the Exchange Act?

A:
No. The Rights Offering is not a transaction or part of a series of transactions which has either a reasonable likelihood or a purpose or producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the Rights Offering, as described in this prospectus supplement, the Common Stock will continue to be registered pursuant to Section 12 of the Exchange Act and intends to remain listed on the NYSE following completion of the Rights Offering.

Q:
What if I have other questions?

A:
If you have other questions about the Rights Offering, please contact our information agent, Georgeson LLC, toll free at (866) 391-7007 or by mail at:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Dilutive Effects
Any stockholder who chooses not to participate in this offering will own a smaller interest in the Company after the offering is completed. The offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their basic Subscription Rights. The amount of dilution that a stockholder experiences could be substantial.
The book value of our Common Stock as of September 30, 2022 (the last date prior to the date of this prospectus supplement we determined book value) was $169.69 per share adjusted to give effect to the Reverse Stock Split. After giving effect to the sale of shares of our Common Stock in the Rights Offering, as of September 30, 2022, assuming all Subscription Rights are exercised at the Subscription Price of $12.95 per share and our receipt of the estimated net proceeds from that sale, our “as adjusted” book value would have been approximately $313.7 million, or approximately $141.91 per share, representing immediate book value dilution of approximately $27.78 per share.
Amendments and Termination
We reserve the right to amend the terms and conditions of this Rights Offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the federal securities laws, in connection with any such amendment.
How to Subscribe
Deliver a completed Rights Card and payment to the Subscription Agent of the Subscription Price by the Expiration Time.
Subscription Agent
Computershare Inc., the Company’s transfer agent, is also the Subscription Agent for this offering.

Information Agent
Georgeson LLC is the information agent in connection with this offering. If you have questions regarding this offering, you should contact Georgeson LLC toll-free at (866) 391-7007.
Dealer Manager Arrangements
B. Riley Securities, Inc. is the dealer manager for the Rights Offering (the “Dealer Manager”). Under the terms and subject to the conditions contained in the Dealer Manager Agreement, the Dealer Manager will provide certain services to the Company in connection with this offering. We have agreed to pay the Dealer Manager certain fees and reimburse it for expenses incurred in this offering. See “Plan of Distribution.”
Important Dates to Remember
Record Date	January 12, 2023
Subscription Period	from January 23, 2023 to February 22, 2023(1)
Expiration Time	February 22, 2023 at 5:00 p.m., Eastern Time(1)
Deadline for Delivery of Rights Cards and Payment for Shares(2)	February 22, 2023 at 5:00 p.m., Eastern Time(1)

(1)
Unless the offering is extended.

(2)
Participating rights holders must, by the Expiration Time (unless the offering is extended) deliver a Rights Card and payment for shares.

RISK FACTORS
An investment in the rights and in our Common Stock involves risk. Before making an investment decision, you should carefully consider the following risk factors and the risk factors described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, as amended, and September 30, 2022 and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks were to occur, our business, prospects, financial condition, liquidity, and results of operations and our ability to make distributions to our stockholders and achieve our goals could be materially and adversely affected, the value of the Common Stock could decline significantly and you could lose all or a part of your investment. Some statements in this prospectus supplement and in the documents incorporated by reference, including statements in the risk factors, constitute forward-looking statements. Please refer to the section entitled “Information Regarding Forward-Looking Statements.”
Risks Related to the Rights Offering
Your economic and voting interest in us could be diluted as a result of this Rights Offering.
If you choose not to exercise your Subscription Rights, you will retain your current number of shares of our Common Stock. If other stockholders fully exercise their Subscription Rights or exercise a greater proportion of their Subscription Rights than you exercise, the percentage of our Common Stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted.
The book value of our Common Stock as of September 30, 2022 (the last date prior to the date of this prospectus supplement we determined book value) was $169.69 per share adjusted to give effect to the Reverse Stock Split. After giving effect to the sale of shares of our Common Stock in the Rights Offering, as of September 30, 2022, assuming all Subscription Rights are exercised at the Subscription Price of $12.95 per share and our receipt of the estimated net proceeds from that sale, our “as adjusted” book value would have been approximately $313.7 million, or approximately $141.91 per share, representing immediate book value dilution of approximately $27.78 per share.
The Rights Offering may be terminated prior to delivery of the shares of our Common Stock offered hereby, and neither we nor the Subscription Agent will have any obligation to you except to return your subscription payments, without interest.
We have the ability to terminate the Rights Offering in certain circumstances prior to the delivery of the shares of our Common Stock offered hereby. If the Rights Offering is terminated, all Subscription Rights will expire without value and the Subscription Agent will return as soon as practicable all exercise payments, without interest.
The Subscription Rights are non-transferable and thus there will be no market for them.
The Subscription Rights are not transferable. You may not sell, transfer or assign your Subscription Rights to anyone else, unless as required by operation of law. We do not intend to list the Subscription Rights on any securities exchange or any other trading market. Because the rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights.
The Subscription Price determined for the Rights Offering is not an indication of the fair value of our Common Stock.
In determining the Subscription Price, our board of directors, with the advice and input of management and advisors, considered a number of factors, including: general market conditions, a review of pricing and the level of shareholder participation in other rights offerings that may be viewed comparably to the Company’s offer, historical and current trading prices for our Common Stock and our desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis. The board ultimately settled on a Subscription Price that was equal to a 10% discount of the three day VWAP closing price calculated as of January 17, 2023, noting that the VWAP closing price using later data would have been slightly lower. The Subscription Price was not determined based on our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Common Stock to be offered in the Rights Offering. You should not consider the Subscription Price as an indication of the Company’s value as a whole or the value of a share of our Common Stock. The market price of our Common Stock may decline during or after the Rights Offering, including below the Subscription Price. You should obtain a current quote for our Common Stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering.
You may not be able to immediately resell any shares of our Common Stock that you receive pursuant to the exercise of Subscription Rights or be able to sell your shares at a price equal to or greater than the Subscription Price.
If you exercise Subscription Rights, you may not be able to resell the Common Stock that you receive in the Rights Offering until you, or your custodian bank, broker, dealer or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you received in the Rights Offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, and after all necessary calculations have been completed, there may be a delay between the Expiration Time of the Rights Offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell your Common Stock at a price equal to or greater than the Subscription Price.
By participating in the Rights Offering and executing a Rights Card, you are making binding and enforceable representations to the Company.
By signing the Rights Card and exercising the Subscription Rights, each stockholder agrees, solely with respect to such stockholder’s exercise of Subscription Rights in the Rights Offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of Subscription Rights, and securities issued pursuant to an exercise of Subscription Rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.
We have broad discretion to determine the use of proceeds from this offering.
The net proceeds from this offering may be used in a variety of ways including for general corporate purposes or to purchase additional properties, businesses and other assets that may generate non-REIT qualifying income. We have not entered into any definitive agreements or non-binding letters of intent to acquire additional properties or other assets or businesses and there can be no assurance we will be able to do so on favorable terms, or at all. We will have broad discretion regarding the use of the net proceeds from this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. There can be no assurance that using the net proceeds from this offering will increase our profitability, market value or the cash available to pay dividends or fund our other capital requirements.
The receipt of Subscription Rights may be treated as a taxable distribution.
We intend to take the position that the distribution of the Subscription Rights in the Rights Offering is a non-taxable distribution to holders of shares of our Common Stock under Section 305(a) of the Code. Please see the discussion in the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus supplement. However, the Internal Revenue Service, or the “IRS,” may conclude otherwise. If the Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in the Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution to a U.S. Holder (as defined below) would be treated as described under “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations Applicable to Our Common Shares —  Distributions”.

Risks Related to Our Common Stock
Sales of substantial amounts of our Common Stock in the public market could have an adverse effect on the market price of our Common Stock.
If this offering is fully subscribed, we will have 2,304,058 shares of Common Stock outstanding not giving effect to shares that may be issued to the Advisor in lieu of cash for its base management fee for February 2023. Following this offering, sales of substantial amounts of our Common Stock, or the availability of such shares for sale, could adversely affect the prevailing market prices for our Common Stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of equity securities should we desire to do so.
Future issuances or sales of our Common Stock may depress the market price of our Common Stock and have a dilutive effect to our existing stockholders, including existing holders of our Common Stock who subscribe for shares in the Rights Offering.
We cannot predict whether future issuances of our Common Stock or the availability of shares for resale in the open market may depress the market price of our Common Stock. Future issuances or sales of a substantial number of shares of our Common Stock in the public market, or the perception that such issuances or sales might occur, may cause the market price of our Common Stock to decline. We may also issue shares of our preferred stock or debt securities that are convertible into shares of our Common Stock. In addition, future issuances of our Common Stock may occur at prices less than the Subscription Price per share in the Rights Offering or otherwise be dilutive to existing stockholders.
The trading price of our Common Stock may fluctuate significantly.
The trading price of our Common Stock may be volatile and subject to significant price and volume fluctuations in response to market and other factors, many of which are out of our control. Among the factors that could affect trading price are:
•
our financial condition and performance;

•
our ability to grow through acquisitions, the terms and pace of any acquisitions we may make and the availability and terms of financing or other capital for those acquisitions;

•
our ability to integrate and manage assets including those that are not REIT qualifying;

•
the financial condition of tenants at the properties we own, including tenant bankruptcies or defaults;

•
actual or anticipated quarterly fluctuations in our operating results and financial condition;

•
our ability to pay dividends;

•
additional sales of equity securities, including Common Stock, or the perception that additional sales may occur;

•
our reputation and the reputation of AR Global and its affiliates or other entities advised by AR Global and its affiliates;

•
uncertainty and volatility in the equity and credit markets;

•
increases in interest rates;

•
inflation and continuing increases, or the perception of increases, in the rate of inflation;

•
the extent of investment in our shares by institutional investors;

•
the extent of short-selling of our shares;

•
changes in tax laws; and

•
economic factors unrelated to our performance.

The cash distributions received by holders of Common Stock may be less frequent and lower in amount than expected by such holder.
On July 1, 2022, we announced that we were suspending the payment of distributions and have not declared or paid distributions, beginning with the distribution that would have been payable for the quarter ended June 30, 2022. There is no assurance as to when or if we will pay distributions in the future. There is no assurance that we will be able to do so notwithstanding our new business plan. Decisions regarding the frequency and amount of any future distributions we pay on our Common Stock will remain at all times entirely at the discretion of our board of directors, which reserves the right to change our distribution policy at any time and for any reason. In making this determination, our board will consider all relevant factors, including the amount of cash resources available for distributions, capital spending plans, cash flow, financial position and applicable requirements of Maryland law. Our ability to pay distributions in the future depends on our ability to operate profitably and to generate sufficient cash flows from the operations of our existing properties, any properties we may acquire and any businesses or other assets. We cannot assure you that we will be able to consistently generate sufficient available cash flow to fund distributions on our Common Stock and cannot assure you that sufficient cash will be available to make distributions on our Common Stock.
Holders of our securities are subject to the impact of inflation and rising interest rates.
Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in our Common Stock, or the income from that investment, will be worth less in the future. As inflation occurs, the real value of our Common Stock and any distributions we pay may decline.
If market interest rates go up, prospective purchasers of shares of our Common Stock may expect a higher return on their investment. Higher market interest rates would not, however, result in more funds for us to pay distributions and, to the contrary, would likely increase our borrowing costs and potentially decrease funds available for distributions. Thus, higher market interest rates could cause the market price of our Common Stock to decline.
Risks Related to Our Operation
We may incur delays in deploying capital.
We could suffer from delays in deploying capital, particularly if the capital we raise in the offering of our Common Stock outpaces our Advisor’s ability to identify and complete acquisitions or new business opportunities. These delays may be caused by a number of factors, including market competition.
We have no operating history with businesses that are not REIT qualifying assets. We cannot assure you that our new business plan will be successfully implemented.
We recently announced our intention and desire to expand the scope of the assets and businesses we may acquire and operate. We may now seek to acquire assets such as hotels, expand our co-working office space business and seek to invest in and operate businesses such as hotel or parking lot management companies. Excluding hotels, these assets do not generate REIT-qualifying income and are operating businesses.
There is no assurance we will be able to identify and acquire these types of assets at acceptable prices, if at all or that we will be able to operate the asset and businesses in a profitable fashion. Further, we may acquire assets in areas outside of New York City which will, among other things, expose us to risks and economic uncertainties in these new areas. We may not be able to effectively manage or adjust for these risks and economic uncertainties. Moreover, there is no assurance that the anticipated benefits of the transition from a REIT to a taxable C corporation will be realized or that we will be able to use existing or future NOLs to offset future taxable income, if any.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains certain forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial conditions, liquidity, and results of operations, plans and objectives. In addition, our management may from time to time make oral forward-looking statements. You can identify forward-looking statements by use of words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “may,” “will,” “seek,” “would,” “could” or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions.
These forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:
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our properties and other assets may be adversely affected by economic cycles and risks inherent to New York City or the other areas in which our assets are located or we conduct our business;

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our ability to fund our capital requirements will depend on, among other things, the amount of cash we are able to generate from our operations, which is dependent on, among other things, the continuing impact of the COVID-19 pandemic on our tenants and other factors outside of our control, and our ability to access capital from outside sources, which may not be available on acceptable or favorable terms, or at all;

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certain of our unaudited financial statements were required to be restated or revised and our management and audit committee has identified a material weakness in our internal control over financial reporting;

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while we have suspended our policy regarding dividends, in the event we resume payment of dividends, and if we are not able to generate sufficient cash flows from operations, we may fund dividends from sources other than cash flow from operations and may have to reduce the amount of dividends we pay or identify other financing sources;

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funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes;

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we are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses;

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geopolitical instability due to the ongoing military conflict between Russia and Ukraine may impact the economic conditions in the United States;

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inflation and continuing increases in the inflation rate may have an adverse effect on our investments and results of operations;

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increases in interest rates could increase the amount of our debt payments or limit the amount of funds we may borrow;

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market and economic challenges experienced by the U.S. and global economies may adversely impact aspects of our operating results and operating condition;

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we depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. Lease terminations, tenant default and bankruptcy have adversely affected and could in the future adversely affect the income and cash flow produced by our properties;

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in owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change;

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we depend on our Advisor and our property manager to provide us with executive officers, key personnel and all services required for us to conduct our operations and our operating performance may be impacted by any adverse changes in the financial health or reputation of our Advisor and our property manager;

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all of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us;

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we have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases;

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we have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due and we may incur additional indebtedness in the future;

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we have been in breach of several of our mortgage loans encumbering certain of our properties for multiple quarters and have been or will be unable to use excess cash flow, if any, from those properties until the breaches are cured. If we experience additional lease terminations, it is possible that certain of the covenants on other loans may be breached and we may also become restricted from accessing excess cash flows from those properties;

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the stockholder rights plan adopted by our board, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders;

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our ability to successfully identify and consummate future development and acquisition opportunities and our ability to successfully integrate the operations of our completed acquisitions and realize projected returns resulting therefrom;

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our ability, following our revocation of our REIT election, to identify and acquire other assets or businesses beyond those that otherwise generate REIT-qualifying income; and

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our ability to have met and maintained qualification for taxation as a REIT through the year ending December 31, 2022.

These and other risks, uncertainties and factors, including the risk factors described in Part 1, Item 1A — “Risk Factors” and Part 2, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, as amended, and September 30, 2022, which are incorporated by reference into this prospectus supplement, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All subsequent written and oral forward looking statements that we make, or that are attributable to us, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We estimate that net proceeds we will receive from this offering will be approximately $4.1 million assuming all of the Subscription Rights are exercised at the Subscription Price of $12.95 and after deducting estimated offering expenses of approximately $0.9 million payable by us.
We intend to use the net proceeds from this offering in a variety of ways including for general corporate purposes or to purchase additional properties, businesses and other assets that may generate non-REIT qualifying income. We have not entered into any definitive agreements or non-binding letters of intent to acquire additional properties or assets and there can be no assurance we will be able to do so on favorable terms, or at all.

THE RIGHTS OFFERING
Purpose of the Offering
We believe that the Rights Offering will result in a net benefit to our stockholders and that it is in our best interest to increase our capital resources, which may be used, in part, to fund new investments in accordance with our investment objectives and strategies.
The Rights Offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their Subscription Rights, including the Oversubscription Option. We cannot provide you any assurance that we will successfully expand the assets we own or the revenues and income generated by our assets. In addition, the base management fee we pay to our Advisor under the Advisory Agreement increases proportionately with the cumulative net proceeds from the issuance of common, preferred or other forms of equity by us. Accordingly, the base management fee we are required to pay to our Advisor will increase as a result of Rights Offering.
In determining that the Rights Offering is in our best interest, we retained B. Riley Securities, Inc. to act as the Dealer Manager and provide us and our board of directors with various services relating to the Rights Offering, including advice with respect to the structure, timing and terms of the offer.
Basic Subscription Rights
We will distribute to each holder of our Common Stock who is a record holder of our Common Stock on the Record Date, which is 5:00 p.m., Eastern Time, on January 12, 2023, at no charge, one non-transferable Subscription Right for every one share of our Common Stock owned. The Subscription Rights will be evidenced by non-transferable Rights Cards. Each Subscription Right will entitle the holder to purchase 0.20130805 shares of our Common Stock at the Subscription Price per whole share upon timely delivery of the required documents and payment of the Subscription Price. If holders wish to exercise their Subscription Rights, they must do so prior to 5:00 p.m., Eastern Time, on February 22, 2023, the Expiration Time, subject to extension or early termination. After the Expiration Time, the Subscription Rights will expire. You are not required to exercise all (or any) of your Subscription Rights. We will issue to the record holders who purchase shares of our Common Stock in the Rights Offering the shares in book-entry, or uncertificated, form as soon as practicable after the completion of the Rights Offering. Holders of record must hold at least five shares of Common Stock, after giving effect to the Reverse Stock Split, as of the Record Date in order to purchase one whole share of our Common Stock in this Rights Offering.
Oversubscription Option
Subject to the allocation described below, each Subscription Right also grants the holder an Oversubscription Option to purchase additional shares of our Common Stock that are not purchased by other rights holders pursuant to their basic Subscription Rights. You are entitled to exercise your Oversubscription Option only if you exercise your basic Subscription Right in full.
If you wish to exercise your Oversubscription Option, you should indicate the number of additional shares of our Common Stock that you would like to purchase in the space provided on your Rights Card, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this Rights Offering. In addition to your Rights Card, you must also send the full purchase price, as provided herein, for the number of additional shares of our Common Stock that you have requested to purchase (in addition to the payment, as provided herein, due for shares of our Common Stock purchased through your basic Subscription Right). If the number of shares of Common Stock remaining after the exercise of all basic Subscription Rights is not sufficient to satisfy all requests for shares pursuant to the Oversubscription Option, you will be allocated additional shares in the proportion which the number of shares you purchased through the basic Subscription Right bears to the total number of shares that all oversubscribing stockholders purchased through the basic Subscription Right. The Subscription Agent will return any excess payments.
As soon as practicable after the Expiration Time, the Subscription Agent will determine the number of shares of our Common Stock that you may purchase pursuant to the Oversubscription Option. If you request and pay for more shares than are allocated to you, we will refund the overpayment.

Subscription Price
The Subscription Price is $12.95 per whole share of our Common Stock. Subscribers must fund their subscriptions pursuant to both the basic Subscription Right and Oversubscription Option at the Subscription Price.
In determining the Subscription Price, our board of directors, with the advice and input of management and advisors, considered a number of factors, including: general market conditions, a review of pricing and the level of shareholder participation in other rights offerings that may be viewed comparably to the Company’s offer, historical and current trading prices for our Common Stock and our desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis. The board ultimately settled on a Subscription Price that was equal to a 10% discount of the three day VWAP closing price calculated as of January 17, 2023, noting that the VWAP closing price using later data would have been slightly lower. The Subscription Price was not determined based on our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Common Stock to be offered in the Rights Offering. You should not consider the Subscription Price as an indication of the Company’s value as a whole or the value of a share of our Common Stock. The market price of our Common Stock may decline during or after the Rights Offering, including below the Subscription Price. You should obtain a current quote for our Common Stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering.
Expiration of the Rights Offering and Extensions, Amendments and Termination
You may exercise your Subscription Rights at any time prior to 5:00 p.m., Eastern Time, on February 22, 2023, the Expiration Time for the Rights Offering. If you do not exercise your Subscription Rights before the Expiration Time, your Subscription Rights will expire. We will not be required to sell shares of our Common Stock to you if the Subscription Agent receives your Rights Card or payment, after the Expiration Time, regardless of when you sent the Rights Card and payment.
We may, in our sole discretion, extend the time for exercising the Subscription Rights. We may extend the Expiration Time at any time after the Record Date. If the commencement of the Rights Offering is delayed for a period of time, the Expiration Time of the Rights Offering may be similarly extended. We will extend the duration of the Rights Offering as required by applicable law, and may choose to extend the duration of the Rights Offering for any reason. We may extend the Expiration Time of the Rights Offering by giving written notice to the Subscription Agent before the scheduled Expiration Time. If we elect to extend the Expiration Time of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Time.
We reserve the right, in our sole discretion, to amend or modify the terms of the Rights Offering. We also reserve the right to terminate the Rights Offering at any time prior to the Expiration Time for any reason, in which event all funds received in connection with the Rights Offering will be returned without interest or deduction to those persons who exercised their Subscription Rights as soon as practicable.
Calculation of Subscription Rights Exercised; Missing or Incomplete Subscription Information
If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised your Subscription Rights with respect to the maximum number of whole shares of our Common Stock that may be exercised with the aggregate Subscription Price payment you delivered to the Subscription Agent. If your aggregate Subscription Price payment is greater than the amount you owe for exercise of your basic Subscription Right in full, you will be deemed to have exercised your Oversubscription Option to purchase the maximum number of shares with your overpayment.
If an insufficient number of shares of our Common Stock is available to fully satisfy all Oversubscription Option requests, the available shares will be distributed proportionately among rights holders who exercise their Oversubscription Option based on the number of shares each rights holder subscribed for under the basic Subscription Right. The proration process will be repeated until all issuable shares have been allocated or all oversubscription exercises have been fulfilled, whichever occurs earlier. Any excess subscription payments received by the Subscription Agent caused by proration will be returned by the Subscription Agent to you, without interest or penalty, as soon as practicable after the Expiration Time of the Rights Offering. The Subscription Agent will return any excess payments.
No Fractional Shares
We will not issue fractional shares of our Common Stock in the Rights Offering. Holders will only be entitled to purchase a whole number of shares of our Common Stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. The excess amount for any fractional shares of Common Stock will be returned to you as soon as practicable. You will not be paid interest or receive a deduction on any payments refunded to you under the Rights Offering.
Method of Exercising Subscription Rights
The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. Your Subscription Rights will not be considered exercised unless the Subscription Agent receives from you, your custodian bank, broker, dealer or nominee, as the case may be, all of the required documents properly completed and executed and your full Subscription Price payment, as provided herein, prior to the Expiration Time. Holders may exercise their Subscription Rights as follows:
Subscription by Registered Holders.   Holders who are registered holders of our Common Stock as of the Record Date may exercise their Subscription Rights by properly completing and executing the Rights Card together with any required signature guarantees and forwarding it, together with payment in full, as provided herein, of the Subscription Price for each share of our Common Stock for which they subscribe, to the Subscription Agent at the address set forth below.
Subscription by DTC Participants.   Banks, trust companies, securities dealers and brokers (each, a “Nominee”) that hold shares of our Common Stock on the Record Date as Nominee for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise a beneficial owner’s Subscription Rights through DTC on the same basis as if the beneficial owners were stockholders on the Record Date. The Nominee may exercise the Subscription Rights on behalf of the exercising beneficial owner through DTC’s PSOP Function on the “agents subscription over PTS” procedure by (1) providing a certification as to the aggregate number of Subscription Rights exercised by the beneficial owner on whose behalf the Nominee is acting, and (2) instructing DTC to charge the Nominee’s applicable DTC account for the subscription payment for the new shares of our Common Stock to facilitate the delivery of the full subscription payment to the Subscription Agent. DTC must receive the subscription instructions and payment for the new shares of our Common Stock no later than the Expiration Time.
Subscription by Beneficial Owners.   Holders who are beneficial owners of shares of our Common Stock as of the Record Date and whose shares are registered in the name of a custodian bank, broker, dealer or other nominee, or would prefer to have an institution conduct the transaction relating to the Subscription Rights on their behalf, should instruct their custodian bank, broker, dealer or other nominee or institution to exercise their Subscription Rights and deliver all documents and payment, on their behalf, prior to the Expiration Time. A holder’s Subscription Rights will not be considered exercised unless the Subscription Agent receives from such rights holder or the rights holder’s custodian bank, broker, dealer or other nominee or institution, as the case may be, all of the required documents and such holder’s full Subscription Price payment.
Method of Payment
You must timely pay the full subscription amount, in U.S. currency, for the full number of shares of Common Stock at the Subscription Price you wish to acquire pursuant to the exercise of your Subscription Rights (including any exercise of the Oversubscription Option, if available) by delivering:
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a wire transfer of immediately available funds to accounts maintained by the Subscription Agent; or

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a personal check drawn against a U.S. bank payable to “Computershare Inc. as Subscription Agent”.

Rights Cards received after the Expiration Time will not be honored, and we will return your payment to you as soon as practicable, without interest or deduction. The Subscription Agent will not accept bank drafts or cashier’s checks as a means of payment.
The Subscription Agent will be deemed to receive payment upon:
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receipt of collected funds wired in the Subscription Agent’s account; or

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receipt by the Subscription Agent of any personal check drawn upon a U.S. bank.

Instructions for Completing Your Rights Card
You should read the instruction letter accompanying the Rights Card carefully and strictly follow it. DO NOT SEND RIGHTS CARDS OR PAYMENTS TO THE COMPANY. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Card and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the Subscription Agent.
The method of delivery of Rights Cards and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of Subscription Rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the subscription period.
Subscription Agent and Information Agent
Georgeson LLC is the information agent in connection with the Rights Offering and Computershare Inc. is the Subscription Agent for the Rights Offering. We will pay all fees and expenses of Georgeson LLC and Computershare Inc. related to the Rights Offering and have also agreed to indemnify them from certain liabilities that they may incur in connection with the Rights Offering. Georgeson LLC can be contacted at the following address and telephone number:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Toll Free: (866) 391-7007
Delivery of Subscription Materials and Payment
You should deliver your Rights Card and payment of the Subscription Price, as provided herein, or, if applicable, nominee holder certifications, to the Subscription Agent by mailor overnight courier to:
Computershare Inc.
150 Royall Street, Suite V
Canton, MA 02021
Attn: Corporation Actions
Your delivery to an address or by any method other than as set forth above will not constitute valid delivery and we may not honor the exercise of your Subscription Rights.
You should direct any questions or requests for assistance concerning the method of subscribing for shares of our Common Stock or for additional copies of this prospectus supplement to the information agent at the address and telephone number set forth above under “Subscription Agent and Information Agent.”
Funding Arrangements; Return of Funds
Computershare Inc., in its capacity as the Subscription Agent, will hold funds received in payment for shares of our Common Stock in an account pending completion of the Rights Offering. The Subscription

Agent will hold this money until the Rights Offering is completed or is withdrawn or terminated. If the Rights Offering is canceled for any reason, all subscription payments received by the Subscription Agent will be returned to subscribers, without interest or penalty, as soon as practicable.
Guaranteed Delivery
There is no guaranteed delivery period in connection with this Rights Offering, so you must ensure that you properly complete all required steps prior to 5:00 p.m., Eastern Time, on February 22, 2023, unless we decide to extend the Expiration Time until some later time or terminate the Rights Offering earlier.
Notice to Beneficial Holders
If you are a Nominee, you should notify the respective beneficial owners of such shares of the Rights Offering as soon as possible to find out their intentions with respect to exercising their Subscription Rights. You should obtain instructions from the beneficial owners with respect to their Subscription Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate Rights Cards and submit them to the Subscription Agent with the proper payment. If you hold shares of our Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of Subscription Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our Common Stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” substantially in the form accompanying this prospectus supplement. If you did not receive this form, you should contact the Information Agent to request a copy.
Beneficial Owners
If you are a beneficial owner of shares of our Common Stock or will receive Subscription Rights through a Nominee, we will ask your Nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your Nominee act for you. If you hold shares of our Common Stock directly under your name in stock certificate(s) or in book-entry, or uncertificated, form, but would prefer to have your Nominee act for you, you should contact your Nominee and request it to effect the transactions for you. Your Nominee may establish a deadline prior to the Expiration Time by which you must provide it with your instructions to exercise your Subscription Rights and payment for your shares.
To indicate your decision with respect to your Subscription Rights, you should complete and return to your Nominee the form entitled “Broker Letter to Clients who are Beneficial Owners” substantially in the form accompanying this prospectus supplement. You should receive the “Broker Letter to Clients who are Beneficial Owners” from your Nominee with the other Rights Offering materials. If you wish to obtain a separate Rights Card, you should contact the Nominee as soon as possible and request that a separate Rights Card be issued to you. You should contact your Nominee if you do not receive this form but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive this form from your Nominee or if you receive it without sufficient time to respond.
Determinations Regarding the Exercise of Your Subscription Rights
We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your Subscription Rights and any determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your Subscription Rights because of any defect or irregularity. We will not accept any exercise of Subscription Rights until all irregularities have been waived by us or cured by you within the time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the Rights Offering will be final and binding. Neither we, nor the Subscription Agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of Rights Cards and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of Subscription Rights if your exercise is not in accordance with the terms of the Rights Offering or in proper form. We will also not accept the exercise of your Subscription Rights if our sale of Common Stock to you could be deemed unlawful under applicable law.
No Revocation or Change
Once you submit the Rights Card to exercise any Subscription Rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase additional shares of our Common Stock at the Subscription Price.
Non-Transferability of the Rights
The Subscription Rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else. Notwithstanding the foregoing, you may transfer your Subscription Rights as required by operation of law; such as a transfer of Subscription Rights to the estate of the recipient upon the death of the recipient. If the Subscription Rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the Expiration Time.
Rights of Subscribers
You will have no rights as a holder of the shares of our Common Stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our Common Stock purchased in the Rights Offering. You will have no right to revoke your subscriptions after you deliver your completed Rights Card, subscription payment, as provided herein, and any other required documents to the Subscription Agent.
No Board of Directors Recommendation
An investment in our Common Stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the section entitled “Risk Factors” beginning on page S-17 of this prospectus supplement. The members of our board of directors are not making any recommendation regarding whether you should exercise your Subscription Rights.
Shares of Common Stock Outstanding After the Rights Offering
As of the Record Date, we had 1,917,958 shares of Common Stock outstanding. The number of shares of our Common Stock that will be outstanding after the Rights Offering will depend on the number of shares of our Common Stock that are purchased in the Rights Offering. Assuming the maximum number of offered shares of Common Stock are sold in the Rights Offering, we will issue approximately 386,100 shares of our Common Stock. In that case, we will have approximately 2,304,058 shares of our Common Stock outstanding after the Rights Offering not giving effect to shares that may be issued to the Advisor in lieu of cash for its base management fee for February 2023. This would represent an increase of approximately 20.1% in the number of outstanding shares of our Common Stock.
Questions about Exercising Subscription Rights
If you have any questions or require assistance regarding the method of exercising your Subscription Rights or requests for additional copies of this document or any document mentioned herein, you should contact the information agent at the address and telephone number set forth above under “Subscription Agent and Information Agent.”
No “Going Private” Transaction
The Rights Offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the Rights Offering, as described in this prospectus supplement, the Common

Stock will continue to be registered pursuant to Section 12 of the Exchange Act and intends to remain listed on the NYSE following completion of the Rights Offering.
Other Matters
We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, and are not distributing or accepting any offers to purchase any of our securities from stockholders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the Subscription Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any securities you may elect to purchase by exercise of your Subscription Rights in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights you will not be eligible to participate in the Rights Offering.
ERISA Considerations
Stockholders who are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA (and/or the Code) (including corporate savings and 401(k) plans), Keogh or H.R.10 plans of self-employed individuals and individual retirement accounts should be aware that additional contributions of cash to a retirement plan (other than rollover contributions or trustee-to-trustee transfers from other retirement plans) in order to exercise rights would be treated as contributions to the retirement plan and, when taken together with contributions previously made, may result in, among other things, excise taxes for excess or nondeductible contributions. In the case of retirement plans qualified under Section 401(a) of the Code and certain other retirement plans, additional cash contributions could cause the maximum contribution or benefit limitations under the Code or other qualification rules to be violated.
Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a personal loan, the portion so used may be treated as distributed to the IRA depositor. ERISA contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans and IRA owners should consult with their counsel and other advisers regarding the consequences of their exercise of rights under ERISA and the Code.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax considerations generally applicable to the receipt of Subscription Rights pursuant to the Rights Offering by holders of our Common Stock that are U.S. holders (as defined below), and the ownership and exercise of such rights by such U.S. holders. This discussion is based on the Code, U.S. Treasury regulations promulgated or proposed thereunder (“Treasury Regulations”), and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, or differing interpretations at any time, possibly with retroactive effect. In particular, changes in the Code or applicable Treasury Regulations could adversely affect the U.S. federal income tax treatment of stock rights with characteristics similar to the Subscription Rights. Any future legislation, Treasury Regulation, or other guidance could be enacted or promulgated so as to apply retroactively to the receipt, ownership or exercise of the Subscription Rights. Any such changes could materially affect the continuing validity of this discussion.
This discussion only applies to U.S. holders that hold our Common Stock and Subscription Rights as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes), and that acquire Subscription Rights through the Rights Offering. This discussion does not address all of the U.S. federal income considerations that may be relevant to specific U.S. holders in light of their particular circumstances or to U.S. holders subject to special treatment under U.S. federal income tax laws (such as banks and other financial institutions, insurance companies, mutual funds, dealers in securities or other U.S. holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, U.S. holders who received their shares of Common Stock from the exercise of employee stock options or otherwise as compensation, certain former citizens or long-term residents of the United States, U.S. holders that have a functional currency other than the United States dollar, U.S. holders who hold shares of our Common Stock or will hold their Subscription Rights in a tax-qualified retirement plan, individual retirement account or other qualified savings account, entities or arrangements treated as partnerships for U.S. federal income tax purposes, or U.S. holders who hold our Common Stock or Subscription Rights as part of a hedge, straddle, constructive sale or conversion transaction). This discussion does not address the tax treatment of an owner or beneficiary of a U.S. holder. For purposes of this discussion, a “U.S. holder” is a holder that is, for U.S. federal income tax purposes:
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a citizen or individual resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

We recommend that holders of our Common Stock consult with their own tax advisors regarding the tax considerations to them (including the application and effect of any U.S. state or local or non-U.S. income and other tax laws) of receiving, owning and exercising the Subscription Rights.
U.S. Federal Income Tax Considerations Applicable to Our Subscription Rights
Receipt of Subscription Rights
Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we intend to take the position that the distribution of the Subscription Rights to a U.S. holder pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to such holder’s existing shares of Common Stock for U.S. federal income tax purposes. The U.S. federal income tax considerations applicable to U.S. holders upon receipt of the Subscription Rights generally will depend on whether the Rights Offering is considered part of a “disproportionate distribution” within the meaning of

Section 305 of the Code. A distribution (or series of distributions) is a “disproportionate distribution” if it has the effect of the receipt of cash or property by some of our stockholders and an increase in the proportionate interest of other stockholders in our assets or earnings and profits. For purposes of the definition of “disproportionate distribution,” the term “property” does not include stock in the corporation making the distribution or rights to acquire such stock, and the term “stockholders” includes holders of rights to acquire stock and holders of debt instruments convertible into stock. The Treasury Regulations under Section 305 of the Code generally treat distributions of cash or non-stock property within 36 months of another distribution as a series of distributions. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to our Common Stock, issued any warrants to acquire our Common Stock, or issued any preferred stock that is mandatorily convertible into our Common Stock, or made any payments of cash interest with respect to convertible debt instruments. Currently we do not have any outstanding warrants to acquire our Common Stock, any preferred stock that is mandatorily convertible into our Common Stock, or any convertible debt instruments, and we do not currently intend to make any distributions of cash or non-stock property with respect to our Common Stock.
There is a lack of direct authority, however, addressing the application of Section 305 of the Code to distributions of stock acquisition rights. In particular, there is a lack of authority that addresses the specific terms of, and facts surrounding, the Rights Offering, and thus the application of Section 305 of the Code to the distribution of the Subscription Rights in the Rights Offering is not certain. Our position whether the Rights Offering constitutes part of a “disproportionate distribution” pursuant to Section 305 of the Code is not binding on the IRS, or the courts. If this position were determined by the IRS or a court to be incorrect (i.e., if the Rights Offering were treated as part of a “disproportionate distribution” for purposes of Section 305 of the Code), the fair market value of the Subscription Rights would be taxable to U.S. holders as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that, it will not have current or accumulated earnings and profits through the end of 2022.
The remainder of this discussion assumes that the distribution of the Subscription Rights is a non-taxable distribution to holders of our Common Stock for U.S. federal income tax purposes.
Tax Basis and Holding Period of Subscription Rights
For U.S. federal income tax purposes, the tax basis that a U.S. holder has with respect to the Subscription Rights received by such U.S. holder will depend on the fair market value of the Subscription Rights received by such U.S. holder and the fair market value of such U.S. holder’s existing holdings of our Common Stock. If the fair market value of Subscription Rights distributed to such U.S. holder represents less than 15% of the fair market value of such U.S. holder’s shares of Common Stock with respect to which such Subscription Rights were distributed, such U.S. holder’s basis in such Subscription Rights will generally be zero unless such U.S. holder elects to allocate the holder’s tax basis between such U.S. holder’s existing Common Stock and such Subscription Rights in proportion to their relative fair market values determined on the date such U.S. holder receives such Subscription Rights. A U.S. holder that chooses to allocate tax basis between such U.S. holder’s existing Common Stock and such U.S. holder’s Subscription Rights must make this election on a statement included with such U.S. holder’s U.S. federal income tax return for the taxable year in which the Subscription Rights are received. Such an election is irrevocable. If the fair market value of the Subscription Rights distributed to a U.S. holder represents 15% or more of the fair market value of such U.S. holder’s shares of Common Stock with respect to which such Subscription Rights are distributed, such U.S. holder’s basis in its shares of Common Stock with respect to which such Subscription Rights were distributed will be allocated between those shares of Common Stock and the Subscription Rights in proportion to their relative fair market values determined on the date such U.S. holder receives such Subscription Rights.
The fair market value of the Subscription Rights on the date of distribution is inherently uncertain. We have not obtained any fair market value appraisal, and we do not plan to commission any appraisal, regarding the fair market value of the Subscription Rights. In ascertaining the fair market value of the Subscription Rights, a U.S. holder should consider all relevant facts and circumstances.

A U.S. holder’s holding period for the Subscription Rights distributed in the Rights Offering will include the holding period of such U.S. holder’s shares of Common Stock with respect to which such Subscription Rights are distributed. U.S. holders of our Common Stock that have acquired different blocks of our Common Stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate basis among, and their holding period of, Subscription Rights distributed.
Exercise of Subscription Rights
A U.S. holder will not recognize gain or loss upon the exercise of the Subscription Rights, and the tax basis of the shares of Common Stock acquired through exercise of the Subscription Rights will equal the sum of (1) the Subscription Price paid by such U.S. holder for the shares and (2) such U.S. holder’s tax basis in the Subscription Rights. The holding period of the shares of Common Stock acquired through the exercise of the Subscription Rights will begin on the date the Subscription Rights are exercised.
If a U.S. holder exercises a Subscription Right distributed in the Rights Offering after disposing of the share of Common Stock with respect to which such Subscription Right is received, certain aspects of the tax treatment of the exercise of such Subscription Right are unclear, including (1) the allocation of tax basis between the Common Stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Stock previously sold, and (3) the impact of such allocation on the tax basis of Common Stock acquired through the exercise of the Subscription Right. A U.S. holder that exercises a Subscription Right distributed to such U.S. holder in the Rights Offering after disposing of the Common Stock with respect to which such Subscription Right was received should consult such U.S. holder’s own tax advisor as to these uncertainties.
Expiration of Subscription Rights
If a U.S. holder allows the Subscription Rights received by such U.S. holder in the Rights Offering to expire, such U.S. holder will not be permitted to recognize a taxable loss in respect of such expired Subscription Rights. If such U.S. holder’s basis in its shares of Common Stock with respect to which such Subscription Rights were distributed was allocated between that stock and the distributed Subscription Rights, then such U.S. holder’s basis in the expired Subscription Rights will be reallocated to that stock.
U.S. Federal Income Tax Considerations Applicable to Our Common Shares
De-REITing
As discussed in this prospectus supplement, our board recently decided to terminate our election to be treated as a REIT under the Code effective January 1, 2023. Therefore, we will treated as a C corporation for U.S. federal income tax purposes, and therefore subject to U.S. federal income tax on our taxable income at the corporate rate. In addition, we generally will be disqualified from treatment as a REIT for the four taxable years following the year in which we revoke our REIT election. DeREITing may reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, amounts paid to stockholders that are treated as dividends for U.S. federal income tax purposes will no longer qualify for the dividends paid deduction, and we will no longer be required to make distributions. Further, any cash dividends we pay to our stockholders will be taxed as dividend income under federal tax law and not at rates applicable to dividends paid by REITs. To the extent we generate taxable income going forward, we may be able to limit the tax on our income through the use of NOLs, although the ability to use NOL is subject to limitations.
The remainder of this discussion assumes that the termination of our election to be treated as a REIT under the Code is effective as of January 1, 2023.
Distributions
Distributions with respect to shares of our Common Stock acquired upon exercise of Subscription Rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The excess will be treated first as a return of capital to the extent of a U.S. holder’s adjusted tax basis in its shares of our Common Stock, and, thereafter, as capital gain.
Dividend income received by certain non-corporate U.S. holders with respect to shares of our Common Stock generally will be “qualified dividends” subject to preferential rates for U.S. federal income tax purposes, provided that the U.S. holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of Common Stock paid to corporate U.S. holders generally will qualify for the dividends-received deduction.
Dispositions
A U.S. holder that sells or otherwise disposes of shares of Common Stock acquired upon exercise of Subscription Rights in a taxable transaction generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential U.S. income tax rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
U.S. backup withholding (currently at a rate of 24%) is imposed upon certain distributions (or deemed distributions) to persons who fail (or are unable) to furnish the information required pursuant to U.S. information reporting requirements. Distributions (or deemed distributions or similar transactions) to a U.S. holder generally will be exempt from backup withholding, provided that the U.S. holder meets applicable certification requirements, including (i) providing us with such U.S. holder’s U.S. taxpayer identification number (e.g., an individual’s social security number or individual taxpayer identification number, or an entity’s employer identification number, each a “TIN”) or (ii) otherwise establishing an exemption (e.g., an exemption from backup withholding as a corporate payee), in each instance on a properly completed IRS Form W-9, certifying under penalties of perjury that, among others, such TIN or exemption is correct, together with such other certifications as may be required by law.
Backup withholding does not represent an additional tax. Any amounts withheld from a payment to a U.S. holder under the backup withholding rules generally will be allowed as a credit against such U.S. holder’s U.S. federal income tax liability, and may entitle such holder to a refund, provided the required information and returns are timely furnished by such holder to the IRS.
AS INDICATED ABOVE, THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE VIEWED AS COMPLETE OR COMPREHENSIVE TAX ADVICE. HOLDERS RECEIVING SUBSCRIPTION RIGHTS CONTEMPLATED IN THIS RIGHTS OFFERING AND HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK BY EXERCISING SUCH SUBSCRIPTION RIGHTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. LAWS TO THEM.

PLAN OF DISTRIBUTION
We have retained B. Riley Securities, Inc. to act as Dealer Manager in connection with the Rights Offering. B. Riley Securities, Inc. will also serve as exclusive financial advisor in connection with the Rights Offering. B. Riley Securities, Inc. is not underwriting the Rights Offering and has no obligation to purchase, or procure purchases of, any Common Stock underlying the Subscription Rights.
The Dealer Manager will generally earn a fee of 5% of the gross proceeds we receive from the sale of shares of Common Stock pursuant to the exercise of Subscription Rights; provided that this fee will be reduced to 1% of the gross proceeds received from the sale of shares of Common Stock on exercise of Subscription Rights by Bellevue and its affiliates as well as each of the Company’s officers and directors; provided further that the fee payable to the Dealer Manager will be at least $250,000 if the gross proceeds received from the sale of shares of Common Stock is $5,000,000. In addition, we are required to reimburse the Dealer Manager upon request for its out-of-pocket, accountable, bona fide expenses actually and reasonably incurred in connection with the services performed in connection with the Rights Offering including the reimbursement of the reasonable fees and expenses not to exceed $50,000.
We have agreed to indemnify the Dealer Manager and its controlling persons, representatives and agents for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to us in rendering the services contemplated by the Dealer Manager Agreement except for any act of bad faith, willful misfeasance, or gross negligence of the Dealer Manager.
B. Riley Securities, Inc. has not prepared any report or opinion constituting a recommendation or advice to us or to our stockholders in connection with the Rights Offering, nor has B. Riley Securities, Inc. prepared an opinion as to the fairness of the Subscription Price or the terms of the Rights Offering. B. Riley Securities, Inc. expresses no opinion and makes no recommendation to the holders of the Common Stock as to the purchase by any person of any shares of the Common Stock. B. Riley Securities, Inc. also expresses no opinion as to the prices at which shares to be distributed in connection with the Rights Offering may trade if and when they are issued or at any future time.
B. Riley Securities, Inc. and its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation. We estimate that our total expenses in connection with the Rights Offering, including fees and expense reimbursements payable to our Dealer Manager, Information Agent and Subscription Agent, will be approximately $0.9 million assuming the Rights Offering is fully subscribed. Such estimate may vary based on, among other things, the identity of our stockholders that participate in the Rights Offering and the extent to which such stockholders participate as a result of the fee structures agreed to with our Dealer Manager.
LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus supplement will be passed upon for us by Proskauer Rose LLP and, with respect to matters of Maryland law, by Venable LLP. Certain legal matters in connection with the securities offered hereby will be passed upon for the Dealer Manager by Morrison & Foerster LLP.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings (including those made after the date of the filing of this prospectus supplement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference (unless specifically set forth in such filing):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 18, 2022;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on May 13, 2022;

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our Amendment to our Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2022, filed with the SEC on November 14, 2022;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, filed with the SEC on November 14, 2022;

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the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A initially filed with the SEC on August 13, 2020 (File No. 001-39448), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Common Stock included as Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2022; and

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our Current Reports on Form 8-K (other than information furnished rather than filed in accordance with SEC rules) filed with the SEC on January 10, 2022, February 4, 2022, March 3, 2022, June 3, 2022, July 1, 2022, July 19, 2022, October 4, 2022, November 14, 2022, December 2, 2022, December 19, 2022, December 30, 2022, January 9, 2023 and January 12, 2023.

PROSPECTUS
NEW YORK CITY REIT, INC.
$500,000,000
Class A Common Stock, Preferred Stock, Stock Purchase Contracts, Debt Securities,
Depositary Shares, Warrants and Units
We or one or more selling security holders to be identified in a supplement to this prospectus, referred to as our selling security holders, may offer, issue and sell from time to time, together or separately, up to $500,000,000 of any combination of the securities described in this prospectus.
This prospectus describes the general manner in which these securities may be offered and sold and some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer, the manner in which the securities will be offered and the identity of any selling security holders in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.
We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.
Our Class A common stock, $0.01 par value per share (“Class A common stock”), is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NYC.” On August 18, 2020, the last reported sale price of our Class A common stock on the NYSE was $17.60 per share. We have one other class of outstanding stock, Class B common stock, $0.01 par value per share (“Class B common stock,” and together with Class A common stock, our “common stock”). The shares of Class B common stock will not be listed on the NYSE but will automatically convert into shares of Class A common stock to be listed on the NYSE in three equal tranches over the 360 days following the date our Class A common stock was listed on the NYSE, unless converted earlier. If earlier, shares of Class B common stock will instead convert into shares of Class A common stock on the earlier of (i) the date and time when any rights to purchase our securities attached to shares of Class A common stock begin to trade separately from the shares of Class A common stock and become exercisable in accordance with the terms of any rights agreement to which we are then a party, or (ii) a date and time determined by our board of directors set forth in a Certificate of Notice filed with the Maryland Department of Assessments and Taxation (the “SDAT”).
As of August 18, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was $55,961,998, which was calculated based on 3,179,659 shares of outstanding Class A common stock held by non-affiliates and a price per share of $17.60, the closing price of our Class A common stock on August 18, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.
Investing in our securities involves risks. You should carefully read and consider “Risk Factors” beginning on page 3 hereof as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.
We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in this prospectus for a description of these restrictions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 14, 2020

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any dealer, salesperson, or other person to provide you with any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent, unauthorized or additional information or representations, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make the offer or solicitation in the jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we or our selling security holders may sell, at any time and from time to time, in one or more offerings, with a total value of up to $500,000,000, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
This prospectus only provides you with a general description of the securities we or our selling security holders may offer, which is not meant to be a complete description of each security. Each time we or our selling security holders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
In anticipation of the listing of our Class A common stock on the NYSE, on August 5, 2020 we implemented a series of corporate actions, that resulted in a net reduction of 2.43 for every one share of common stock (which has been renamed Class A common stock) outstanding prior to these corporate actions (collectively, the “Reverse Stock Split”). Specifically, we implemented the following series of corporate actions:
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amended our charter to effect a 9.72-to-1 reverse stock split combining every 9.72 shares of our common stock, par value $0.01 per share, into one share of common stock, par value $0.0972 per share;

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amended our charter to reduce the par value of the shares of common stock outstanding after the reverse stock split from $0.0972 per share to $0.01 per share and rename the common stock “Class A common stock;”

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reclassified 9,750,000 authorized but unissued shares of Class A common stock (equal to approximately three times the number of shares of Class A common stock then issued and outstanding) into shares of Class B common stock, par value $0.01 per share; and

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declared and paid a stock dividend of three shares of Class B common stock to every holder of record of Class A common stock.

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, all share and per share information gives effect to the Reverse Stock Split.
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “we,” “us” and “our” mean New York City REIT, Inc. and its consolidated subsidiaries, including, without limitation, New York City Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our “operating partnership” or the “OP”.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC and state the address of that site (http://www.sec.gov). Our filings with the SEC and other information concerning us are also available to the public on our website at www.newyorkcityreit.com. However, our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.
INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements. We intend for these forward looking statements to be subject to the safe harbors created by Section 27A of the Securities Act, and Section 21E of the Exchange Act. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:
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All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in New York City Advisors, LLC, (our “advisor”) and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”); as a result, our executive officers, our advisor and its affiliates face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other investor entities advised by AR Global affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results;

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We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants;

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We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater, which may impact operations;

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We are not currently paying dividends to our stockholders, and the actual amount and timing of any dividend we may pay in the future cannot be assured and any future dividend remains subject to authorization by our board of directors;

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Our properties may be adversely affected by economic cycles and risks inherent to New York City;

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We are obligated to pay fees, which may be substantial, to our advisor and its affiliates;

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We may fail to continue to qualify to be treated as a real estate investment trust for United States federal income tax purposes (“REIT”);

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We are subject to risks associated with civil unrest, a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses;

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Because investment opportunities that are suitable for us may also be suitable for other AR Global-advised programs or investors, our advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders;

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The trading price of our Class A common stock may fluctuate significantly and the volatility could increase as shares of our Class B common stock convert to Class A common stock;

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Our ability to fund our capital needs will depend on, among other things, the amount of cash we are able to generate from our operations, which is dependent on, among other things, the impact of the COVID-19 pandemic on our tenants and other factors outside of our control, and our ability to access capital from outside sources, which may not be available on favorable terms, or at all;

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If we and our advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay dividends;

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As of June 30, 2020, we owned only eight properties and therefore have limited diversification; and

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We may be adversely affected by the factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.
For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

THE COMPANY
We were incorporated on December 19, 2013 as a Maryland corporation and elected to be taxed as a REIT beginning with our taxable year ended December 31, 2014. Substantially all of our business is conducted through the OP.
In March 2019, we changed our name from American Realty Capital New York City REIT, Inc. to New York City REIT, Inc. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and otherwise maintain our qualification as a REIT.
We were formed to invest our assets in office properties located in the five boroughs of New York City, with a focus on Manhattan. We have also purchased certain real estate assets that accompany office properties, including retail spaces and amenities, and may purchase hospitality assets, residential assets and other property types located exclusively in New York City. As of June 30, 2020, we owned eight properties consisting of 1,163,061 rentable square feet acquired for an aggregate purchase price of $790.7 million.
On August 18, 2020, we listed our Class A common stock on the NYSE under the symbol “NYC.” We have one other class of outstanding stock, Class B common stock. The shares of Class B common stock will not be listed on the NYSE but will automatically convert into shares of Class A common stock to be listed on the NYSE in three equal tranches over the 360 days following the listing, unless converted earlier. If earlier, shares of Class B common stock will instead convert into shares of Class A common stock on the earlier of (i) the date and time when any rights to purchase our securities attached to shares of Class A common stock begin to trade separately from the shares of Class A common stock and become exercisable in accordance with the terms of any rights agreement to which we are then a party, or (ii) a date and time determined by our board of directors set forth in a Certificate of Notice filed with the SDAT.
We have no employees. Our advisor has been retained by us to manage our affairs on a day-to-day basis and we have retained New York City Properties, LLC to serve as our property manager. Our advisor and property manager are under common control with AR Global, and these related parties receive compensation, fees and expense reimbursements for services related to the investment and management of our assets
Our principal executive offices are located at 650 Fifth Avenue, 30th Floor, New York, NY 10019. Our Investor Relations telephone number is (866) 902-0063. We maintain a website at www.newyorkcityreit.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.
SELECTED CONSOLIDATED FINANCIAL DATA
You should read the following selected financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are incorporated by reference into this prospectus. The following selected financial data is not intended to replace our historical consolidated financial statements, except that share and per share information for all periods presented has been retroactively adjusted for the effects of the Reverse Stock Split that occurred on August 5, 2020.
	June 30, (unaudited)		December 31, (audited)
Balance sheet data (In thousands)	2020	2019	2019	2018	2017	2016	2015
Total real estate investments, at cost	$862,890	$777,373	$862,608	$774,494	$753,793	$744,945	$550,369
Total assets	887,711	867,297	901,356	773,742	760,450	773,604	726,415
Mortgage notes payable	395,802	344,517	395,031	291,653	233,517	191,328	93,176
Total liabilities	481,848	435,318	480,807	330,062	278,966	233,413	130,276
Total equity	405,863	431,979	420,549	443,680	481,484	540,191	596,139

Operating data (In thousands, except share and per share data)	Six Months Ended June 30, (unaudited)		Year Ended (audited)
	2020	2019	2019	2018	2017	2016	2015
Total revenues	$36,039	$33,576	$70,530	$62,399	$58,384	$47,607	$26,436
Total operating expenses	39,046	36,823	76,110	73,661	70,496	60,312	38,849
Operating loss	(3,007)	(3,247)	(5,580)	(11,262)	(12,112)	(12,705)	(12,413)
Total other income (expense)	(9,067)	(7,164)	(16,310)	(12,850)	(10,961)	(7,060)	(3,372)
Net loss	$(12,074)	$(10,411)	$(21,890)	$(24,112)	$(23,073)	$(19,765)	$(15,785)
Other data:
Cash flows provided by (used in) operations	$(4,127)	$1,329	$(1,603)	$(7,080)	$2,282	$4,128	$(5,194)
Cash flows provided by (used in) investing activities	(1,451)	(7,212)	(45,974)	(14,935)	(10,340)	(95,880)	(169,164)
Cash flows provided by (used in) financing activities	—	51,253	51,073	29,600	5,453	(41,127)	172,717
Per share data:
Net loss per common share — basic and diluted(1)	$(0.95)	$(0.82)	$(1.72)	$(1.88)	$(1.81)	$(1.57)	$(1.39)
Distributions declared per common share(1)	$—	$—	$—	$0.60	$3.67	$3.68	$3.68
Weighted-average number of common shares outstanding, basic and diluted(1)	12,749,895	12,748,276	12,748,923	12,851,416	12,774,612	12,620,674	11,357,763

(1)
Retroactively adjusted for the effects of the Reverse Stock Split that occurred on August 5, 2020.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 19, 2020;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020;

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our Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the SEC on September 26, 2019, February 14, 2020, April 15, 2020, May 11, 2020, May 19, 2020, July 29, 2020, August 5, 2020 and August 18, 2020;

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the description of our Class A common stock included in our Registration Statement on Form 8-A filed with the SEC on August 13, 2020; and

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the description of the Class A preferred stock purchase rights included in our Registration Statement on Form 8-A filed with the SEC on August 18, 2020.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his, her or its written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, NY 10019, Attention: Investor Relations, Telephone: (866) 902-0063. You may also obtain copies of these filings, at no cost, by accessing our website at www.newyorkcityreit.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus oany other report or document we file with or furnish to the SEC.
RISK FACTORS
Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repaying outstanding indebtedness, for working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.
We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus.
DESCRIPTION OF THE SECURITIES WE OR OUR SELLING SECURITY HOLDERS MAY OFFER
This prospectus contains summary descriptions of our shares of Class A common stock, shares of preferred stock, debt securities, warrants, units, stock purchase contracts, and depositary shares representing preferred stock that we or our selling security holders may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including any applicable articles supplementary classifying a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”
General
Our charter authorizes us to issue up to 350,000,000 shares of stock, consisting of 290,250,000 shares of Class A common stock, 9,750,000 shares of Class B common stock, and 50,000,000 shares of preferred stock, $0.01 par value per share. Prior to the listing of our Class A common stock on the NYSE, fractional shares of Class A common stock were redeemed for cash in an amount equal to the amount of fractional shares multiplied by our then-current estimated per-share net asset value. Prior to converting into shares of Class A common stock, fractional shares of Class B common stock that would otherwise convert into fractional shares of Class A common stock will be redeemed for cash in an amount equal to the number of fractional shares multiplied by the trading price per share of Class A common stock determined at the time of conversion.
As of the date of this prospectus, we have 3,234,996 shares of Class A common stock, 9,567,694 shares of Class B common stock, and no shares of preferred stock issued and outstanding.
For a description of the terms of any class or series of preferred stock we may issue in the future, see the articles supplementary classifying such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to such registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in the applicable registration statement on Form 8-A, if any, including any subsequently filed amendments thereto and reports filed for the purpose of updating such description, which may be obtained as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Our board of directors, with the approval of a majority of the entire board of directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.
Common Stock
Except as noted below under “— Listing,” shares of Class B common stock have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as shares of Class A common stock.
Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of shares of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of common stock issued in the offering will be fully paid and nonassessable.
Holders of shares of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, exchange, sinking fund or redemption rights. Except as noted below under “— Listing”, there are no conversion rights with respect to the shares of our common stock. Holders of shares of common stock will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock
Under our charter, our board of directors, without stockholder approval, is authorized to approve the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Some of the rights, preferences, privileges and restrictions of the shares of preferred stock of a class or series may include the following:
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distribution rights;

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conversion rights;

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voting rights;

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redemption rights and terms of redemptions; and

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liquidation preferences.

The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable.
Any shares of our preferred stock that we issue could rank senior to our shares of common stock with respect to the payment of distributions, in which case we could not pay any distributions on such shares of common stock until full distributions have been paid with respect to such shares of our preferred stock.
The rights, preferences, privileges and restrictions of each class or series of shares of our preferred stock will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular class or series of shares of our preferred stock offered in the prospectus supplement relating to that class or series, which terms will include:
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the designation and par value of the shares of our preferred stock;

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the voting rights, if any, of the shares of our preferred stock;

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the number of shares of our preferred stock offered, the liquidation preference per share of our preferred stock and the offering price of the shares of our preferred stock;

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the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the shares of our preferred stock;

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whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the shares of our preferred stock will cumulate;

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the procedures for any auction and remarketing for the shares of our preferred stock, if applicable;

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the provision for a sinking fund, if any, for the shares of our preferred stock;

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the provision for, and any restriction on, redemption, if applicable, of the shares of our preferred stock;

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the provision for, and any restriction on, repurchase, if applicable, of the shares of our preferred stock;

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the terms and provisions, if any, upon which the shares of our preferred stock will be convertible into shares of common stock, including the conversion price (or manner or calculation) and conversion period;

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the terms under which the rights of the shares of our preferred stock may be modified, if applicable;

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the relative ranking and preferences of the shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitation on issuance of any other class or series of shares of our preferred stock, including any class or series of shares of our preferred stock ranking senior to or on parity with the class or series of shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any listing of the shares of our preferred stock on any securities exchange;

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if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the shares of our preferred stock;

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information with respect to book-entry procedures, if applicable;

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in addition to those restrictions described below, any other restrictions on the ownership and transfer of the shares of our preferred stock; and

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any additional rights, preferences, privileges or restrictions of the shares of our preferred stock.

Power to Reclassify Shares of Our Stock
Our board of directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock, into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law (the “MGCL”) and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock
We believe that the power of our board of directors to amend our charter from time to time to increase the aggregate number of authorized shares of stock and the number of shares of stock of any class or series that we have the authority to issue, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as additional shares of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are then listed or traded.
Restrictions on Transfer and Ownership of Stock
In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:
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five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

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100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock.
Our board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transfer and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer necessary for REIT qualification.
Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:
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with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

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result in our being “closely held” within the meaning of Code Section 856(h) (regardless of whether the ownership interest is held during the last half of a taxable year);

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result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

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otherwise result in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will not acquire any rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Code Section 856(h), (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. These shares so transferred to a beneficial trust are referred to as “Excess Securities.” If the transfer of Excess Securities to a beneficial trust would not be effective for any reason to prevent any of the above violations, then the transfer of that number of shares that would otherwise cause the violation will be null and void and the proposed transferee will not acquire any rights in the shares. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all dividends and other distributions authorized by our board of directors and declared by us on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to exercise all voting rights of the Excess Securities. Subject to Maryland law, the trustee will also have the authority (i) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions that have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.
Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.
Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver written notice stating the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.
Stockholder Rights Plan
On August 17, 2020 we entered into an Amended and Restated Rights Agreement (the “A&R Rights Agreement”) with Computershare Trust Company, N.A., as rights agent. In connection with the A&R Rights Agreement, on August 18, 2020, we declared a dividend, payable on August 28, 2020, of one Class A right (a “Class A preferred stock purchase right”) for and on each share of Class A common stock and one Class B right (a “Class B preferred stock purchase right,” and together with the Class A preferred stock purchase rights, the “Rights”) for and on each share of Class B common stock, in each case, outstanding on the close of business on August 28, 2020 to the stockholders of record on that date, as previously authorized by our board of directors.
Each Right will entitle the registered holder to purchase from us one one-thousandth of a share of our Series A Preferred Stock, at a price of $55.00 per one one-thousandth of a share of Series A Preferred Stock represented by a Right, subject to adjustment. Initially, the Class A preferred stock purchase rights will be attached to shares of Class A common stock and the Class B preferred stock purchase rights will be attached to shares of Class B common stock, and no separate certificates representing the Rights will be issued. Until the date the Rights become exercisable, the Rights will be inseparable from the underlying shares of common stock, and we will generally issue one Class A preferred stock purchase right and one Class B preferred stock purchase right (if any) with respect to each new share of Class A common stock and Class B common stock, respectively, so that all shares of common stock will have Rights attached.
The Rights will generally only become exercisable on the earlier of: (i) the close of business on the 10th business day after the date a majority of our board of directors becomes aware (pursuant to a public announcement or otherwise) that a person or entity has become an owner of 4.9% or more of our common stock; and (ii) the close of business on the 10th business day (or a later day as may be designated by our board of directors before any person or entity has become an owner of 4.9% or more of our common stock) after the date of the commencement of, or the first public announcement of an intention to commence (which remains in effect for five business days), a tender or exchange offer by the person or entity which would, if consummated, result in the person or entity becoming an owner of 4.9% or more of our common stock.
Any conversion of a share of Class B common stock into a share of Class A common stock after the record date and before the Rights are exercisable will cause the attached Class B preferred stock purchase right to be cancelled and retired and a new Class A preferred stock purchase right will be attached to the share of Class A common stock issued upon conversion. On the date the Rights become exercisable, any and all outstanding shares of Class B common stock will, automatically and without any action on the part of the holder thereof, convert into an equal number of shares of Class A common stock in accordance with their terms.

The Rights will expire on August 16, 2021, unless earlier exercised, exchanged, amended or redeemed.
The Rights may have certain anti-takeover effects. In general terms and subject to certain exceptions, the A&R Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 4.9% or more of the outstanding shares of common stock without the approval of our board of directors. The Rights, however, should not interfere with any merger or other business combination approved by our board of directors.
The Rights are in all respects subject to and governed by the provisions of the A&R Rights Agreement. The description of the A&R Rights Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the A&R Rights Agreement, which was attached as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on August 18, 2020 and incorporated herein by reference.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.
Listing
Our Class A common stock is listed on the NYSE under the symbol “NYC.” We have one other class of outstanding stock, Class B common stock. The shares of Class B common stock are not listed on the NYSE. Instead, one-third of the issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock and be listed on the NYSE no later than 120 days (or the next business day) following the date Class A common stock was listed on the NYSE. Following this conversion, one-half of the issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock and be listed on the NYSE no later than 240 days (or the next business day) following the date Class A common stock was listed on the NYSE. Following this conversion, all issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock and be listed on the NYSE no later than 360 days (or the next business day) following the date Class A common stock was listed on the NYSE. If earlier than the conversion dates specified above, shares of Class B common stock will instead convert into shares of Class A common stock on the earlier of (i) the date and time when any rights to purchase our securities attached to shares of Class A common stock begin to trade separately from the shares of Class A common stock and become exercisable in accordance with the terms of any rights agreement to which we are then a party, or (ii) a date and time determined by our board of directors set forth in a Certificate of Notice filed with the SDAT.

DESCRIPTION OF DEBT SECURITIES
The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.
Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee, which we refer to individually as an indenture and, collectively, as the indentures. The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that revised indenture or indenture supplement with the SEC. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.
The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.
General
We may issue an indeterminate principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the applicable indenture. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.
The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.
We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:
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the title and form of the debt securities;

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any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;

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the person to whom any interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

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if applicable, the duration and terms of the right to extend interest payment periods;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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if applicable, that the debt securities are defeasible and the terms of such defeasance;

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if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

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whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;

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the subordination provisions that will apply to any subordinated debt securities;

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the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

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the covenants in the indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement for the debt securities. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. We will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default in the prospectus supplement. In addition, we will describe U.S. federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement for the debt securities.
Original Issue Discount Securities
We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as “original issue discount securities.” A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount security. The applicable prospectus supplement will describe the material federal income tax consequences and other relevant considerations applicable to original issue discount securities.
Fixed Rate Debt Securities
We may issue fixed rate debt securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. Unless otherwise disclosed in the applicable prospectus supplement, each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise disclosed in the applicable prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
We may issue floating rate debt securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.
Unless otherwise disclosed in the applicable prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged.
Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.
Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.
Indexed Debt Securities
We may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement. A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:
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securities of one or more issuers;

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one or more currencies;

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one or more commodities;

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any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

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one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Conversion and Exchange Rights
If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange.
Subordinated Debt Securities
We will pay the indebtedness underlying any subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
Form, Exchange and Transfer
We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the applicable indenture and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Global Securities
The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:
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the depositary is unwilling or unable to continue as depositary; or

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the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation. The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
Payment and Paying Agents
Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
We will name any other paying agents for the debt securities of a particular series in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets
Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
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the successor assumes our obligations under the debt securities and the indentures; and

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we meet the other conditions described in the indentures.

Covenants
Existence.   Except as permitted under “Description of Debt Securities — Consolidation, Merger and Sale of Assets” above, the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if our board of directors determines that any right or franchise is no longer desirable in the conduct of our business.
Maintenance of properties.   If we determine that it is necessary in order to properly and advantageously carry on our business, the indentures require us to:
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cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment; and

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cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

However, the indentures do not prohibit us or our subsidiaries from (1) permanently removing any property that has been condemned or suffered a casualty loss, if it is in our best interests, or (2) selling or otherwise disposing of our respective properties for value in the ordinary course of business.
Insurance.   The indentures require our insurable properties to be insured against loss or damage in an amount deemed reasonable by our board of directors with insurers of recognized responsibility.
Payment of taxes and other claims.   The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent:
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all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property; and

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all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries’ property.

However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of Financial Information.   The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC, file copies of such reports and documents with the trustee and (2) within 30 days after the filing of such reports and documents with the Trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities summary of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act.
Additional covenants.   The applicable prospectus supplement will set forth any additional covenants relating to any series of debt securities.

Events of Default
Each of the following will constitute an event of default under each indenture:
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our failure to pay the principal of or any premium on any debt security when due;

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our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

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our failure to deposit any sinking fund payment when due;

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our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

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certain events of our bankruptcy, insolvency or reorganization; and

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any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
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the holder has previously given the trustee written notice of a continuing event of default;

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the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

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the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

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the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
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to fix any ambiguity, defect or inconsistency in the indenture; and

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:
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extending the fixed maturity of the series of notes;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

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reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
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to maintain a registrar and paying agents and hold moneys for payment in trust;

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to register the transfer or exchange of the notes; and

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to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:
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no event of default has occurred and continues to occur;

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in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

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in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

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we satisfy other customary conditions precedent described in the applicable indenture.

No Recourse
No recourse under or upon any obligation, covenant or agreement contained in any indenture or the debt securities, or because of any indebtedness evidenced thereby, will be had against any past, present or future shareholder, partner, employee, officer or director, as such, of us or our operating partnership or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of debt securities waives and releases all such liability by accepting the debt securities. The waiver and release are part of the consideration for the issue of the debt securities.
Notices
We will mail notices to holders of debt securities as indicated in the prospectus supplement.
Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, depositary shares or shares of common stock or preferred stock. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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the minimum or maximum number of warrants which may be exercised at any one time;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

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information with respect to book-entry procedures, if applicable; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of debt securities or shares of common stock or preferred stock at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock or preferred stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, depositary shares, other securities or any combination of such securities. Such combinations may include, but are not limited to, units consisting of common stock and debt securities, common stock and warrants, and warrants and debt securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, shares of preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.
The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF DEPOSITARY SHARES
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.
The summary of our depositary shares set forth below is not complete. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see “Where You Can Find More Information.”
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the shares of the applicable class or series of the preferred stock proportionately to the record holders of the depositary receipts entitled to receive the distribution. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it cannot be made proportionately or it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders of the depository receipts entitled to receive the distribution. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates, and other information and to pay certain changes and expenses to the depositary.
Withdrawal of Shares
Unless the related depositary shares have been called previously for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption
Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred stock, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease.
However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.
Voting Rights
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred stock related to such holder’s depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred stock. The depositary will vote the preferred stock related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred stock. The depositary will abstain from voting the preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.
Liquidation Preference
In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded the preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion or Exchange of Preferred Stock
The depositary shares, as such, are not convertible into or exchangeable for common stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into whole common stock, other preferred stock or other securities or property. Upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion or exchange. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted or exchanged. No fractional shares will be issued upon conversion or exchange. If conversion or exchange will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the shares on the last business day prior to the conversion or exchange.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us.
However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.
We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred stock affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:
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All outstanding depositary shares have been redeemed;

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There has been a final distribution in respect of the related share of preferred stock in connection with any liquidation, dissolution, or winding-up an such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

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The related preferred stock shall have been converted into capital stock that is not represented by depositary shares.

Fees of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement.
In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Restrictions on Ownership
In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.
Miscellaneous
The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related shares of preferred stock. Neither we nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares, or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts, or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.
If the depositary shall receive conflicting claims, requests, or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests, or instructions received from us.

BOOK ENTRY PROCEDURES AND SETTLEMENT
We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS
The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions may discourage certain coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Number of Directors; Vacancies; Removal
We presently have four directors. This number may be increased or decreased from time to time pursuant to the bylaws, but may never be less than one or, unless our bylaws are amended, more than fifteen. Our board of directors is divided into three classes of directors serving staggered three-year terms. At each annual meeting, directors of one class are elected to serve until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.
We have elected in our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Any director may resign at any time by delivering his or her notice to the board of directors, the chairman of the board of directors, our chief executive officer or our secretary.
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, any or all directors may be removed from office with or without cause by the affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.
Action by Stockholders
Under the MGCL, common stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast.
However, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. Special meetings of stockholders to act on any matter that may properly be considered at a meeting of stockholders may be called by our board of directors, the chairman of our board of directors, the president or the chief executive officer and, subject to the satisfaction of certain procedural requirements, must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on the matter at the meeting. The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
No Appraisal Rights
As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.
Dissolution
Our dissolution must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.
Stockholder Liability
The MGCL provides that our stockholders:
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are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

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are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, a consolidation, a share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.

However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination first approved by the board of directors. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations first approved by the board of directors. As a result, if first approved by the board of directors, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.
Control Share Acquisitions
Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding “control shares:”
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owned by the acquiring person;

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owned by our officers; and

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owned by our employees who are also directors.

“Control shares” mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more, but less than one-third of all voting power;

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one-third or more, but less than a majority of all voting power; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.
If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the 10th day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may acquire any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.
As permitted by the MGCL, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. This bylaw provision may be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board,

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a two-thirds vote requirement for removing a director,

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a requirement that the number of directors be fixed only by vote of the directors,

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a requirement that a vacancy on our board of directors be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred, and

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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected to classify our board of directors under Subtitle 8. We have also elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by our board of directors, the chairman of our board of directors, the president or the chief executive officer, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act. If the offeror does not comply with the provisions set forth above, such non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. In addition, no stockholder may transfer any shares of stock held by such stockholder to a person making a non-compliant tender offer unless such stockholder has first offered such shares of stock to us at a price equal to the greater of (i) the non-compliant tender offer price and (ii) the following price, as applicable: (A) if we have an effective share repurchase program at the time of such non-compliant tender offer, the price at which such shares would be able to be repurchased pursuant to the share repurchase program, or (B) if we do not have an effective share repurchase program at the time of such non-compliant tender offer, a price equal to net asset value per share at such time as determined by our board of directors. The foregoing provisions will be of no force or effect with respect to any shares that are then listed or admitted to trading on any national securities exchange.

Advance Notice of Director Nominations and New Business
Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.
Our bylaws also provide that nominations of individuals for election to our board of directors and the proposal of other business may be made at an annual meeting, but only:
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in accordance with the notice of the meeting;

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by or at the direction of our board of directors; or

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by a stockholder who was a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of the giving of notice and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:
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not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or

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if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date of the previous year’s annual meeting, not earlier than 150 days prior to the annual meeting or later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following our first public announcement of the date of such meeting.

Nominations of individuals for election to our board of directors may be made at a special meeting, but only:
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by or at the direction of our board of directors; or

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if the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of the giving of notice and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:
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not earlier than 120 days prior to the special meeting; and

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not later than 5:00 p.m., Eastern Time, on the later of either:

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90 days prior to the special meeting; or

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10 days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board of directors to be elected at the meeting.

Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of  (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
Our charter requires us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
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any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity;

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any individual who, while our director or officer and at our request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

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our advisor and its affiliate from and against any claim, liability or expense to which they may become subject or which they may incur by reason of their service as our advisor.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.
We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers to the maximum extent permitted by Maryland law. The indemnification agreements provide that each indemnitee is entitled to indemnification unless it is established that (1) the act or omission of an indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) such indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, such indemnitee had reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements further limit each indemnitee’s entitlement to indemnification in cases where (1) the proceeding was one by or in the right of us and such indemnitee was adjudged to be liable to us, (2) such indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such indemnitee or (3) the proceeding was brought by such indemnitee, except in certain circumstances.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, other than actions arising under federal securities laws, (b) any Internal Corporate Claim, as the term is defined in the MGCL, or any successor provision, including, without limitation, (i) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees of our company to us or to our stockholders, or (ii) any action against us or any of our directors or officers or other employees asserting a claim pursuant to any provision of the MGCL or our charter or our bylaws, or (c) any other action against us or any of our directors or officers or other employees asserting a claim governed by the internal affairs doctrine. None of these actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless we consent in writing to that court.
Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America, to the fullest extent permitted by law, are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations associated with our qualification and taxation as a real estate investment trust, or REIT, and the acquisition, ownership and disposition of shares of our common stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the additional prospectus or prospectus supplement that relates to those securities. For purposes of this summary, references to “the company,” “we,” “our” and “us” mean only New York City REIT, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986 (the “Code”), Department of Treasury (“Treasury”) regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this summary.
This summary does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this summary does not purport to address the U.S. federal income or other tax considerations applicable to our stockholders that are subject to special treatment under U.S. federal income tax law, including, for example:
•
financial institutions;

•
partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes;

•
insurance companies;

•
pension plans or other tax-exempt organizations, except to the extent summarized below;

•
“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

•
dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting;

•
persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction;

•
persons subject to special tax accounting rules under Code Section 451(b);

•
regulated investment companies;

•
REITs;

•
certain U.S. expatriates;

•
persons whose “functional currency” is not the U.S. dollar;

•
persons who acquired shares of our common stock through the exercise of an employee stock option or otherwise as compensation; and

•
investors or other beneficial owners in any stockholder.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of shares of our common stock, has been requested from the Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will, in each case, be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters summarized in this summary. In addition, this summary assumes that stockholders acquired shares of our stock as a capital asset, which generally means as property held for investment.
Prospective investors are urged to consult their tax advisors to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of shares of our stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations, commencing with our taxable year ended on December 31, 2014. We intend to continue operating as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.
In brief, a corporation that complies with the provisions in Code Sections 856 through 860 and qualifies as a REIT generally is not taxed on its net taxable income to the extent the income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as summarized in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.
Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2014, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) the OP has been and will be taxed as a partnership or as a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation for U.S. federal income tax purposes beginning with its first taxable year. This opinion is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we own and our investment in other assets, the applicable requirements under U.S. federal income tax laws, which are discussed below. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year. Further, as noted above, the U.S. federal income tax treatment summarized below may change, perhaps retroactively, by legislative, administrative, or judicial action. Proskauer Rose LLP has no obligation to update its opinion subsequent to the date of the opinion.
General
The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:
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without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

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excluding amounts equal to the net income from foreclosure property and the net income derived from prohibited transactions;

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deducting amounts equal to the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests (as defined below), the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the Asset Tests (as defined below), the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

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deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•
without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders and, therefore, will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:
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We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

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If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

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We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

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If we have net income from prohibited transactions, that income would be subject to a 100% tax. See “— REIT Qualification Requirements — Prohibited Transactions.”

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We will be subject to U.S. federal income tax at the corporate rate on any non-qualifying income from foreclosure property. We will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

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If we fail to satisfy any of the REIT Asset Tests (as summarized below), other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of  $50,000 or the amount determined by multiplying the U.S. federal corporate tax rate (currently 21%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests.

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If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. The penalties generally would not be deductible by us.

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of the asset during the five-year period beginning on the date we acquired the asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in the asset at the beginning of the recognition period will be subject to U.S. federal income tax at the corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (a “TRS”) that do not reflect arm’s-length terms.

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The earnings of our subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary (a “QRS”), including any subsidiary we may elect to treat as a TRS, will generally be subject to U.S. federal corporate income tax.

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of the gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on the gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Requirements
Organizational Requirements
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)
that is neither a financial institution nor an insurance company;

(5)
that meets the gross income, asset and annual distribution requirements;

(6)
the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)
in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)
that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).
In respect of organizational requirement (2), we have entered into the A&R Rights Agreement pursuant to which we will distribute one Right in respect of each share of common stock outstanding to all holders of record on August 28, 2020. These Rights will only become exercisable if one or more persons acquire 4.9% or more of the outstanding common stock (subject to certain exceptions); provided, however, such Rights will not become exercisable if our board of directors (based on advice of counsel) determines that the exercise of a Right would not prevent the beneficial ownership of our common stock from being evidenced by transferable shares or otherwise cause us to fail to qualify as a REIT. There can be no assurance that the IRS would agree with any such determination, in which case, we could fail to qualify as a REIT.

Ownership of Interests in Partnerships, Limited Liability Companies and QRSs
A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to the special rules relating to the 10% asset test described below, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest, including our operating partnership, is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).
We expect to control our subsidiary partnerships, including our operating partnership, and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and that entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of the action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own certain assets through subsidiaries that we intend to be treated as QRSs. A corporation will qualify as our QRS if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold substantially all of our investments through our operating partnership and subsidiaries of our operating partnership, we also may hold investments separately, through QRSs. Because a QRS must be wholly owned by a REIT, any QRS utilized by us would have to be owned by us, or another QRS, and could not be owned by our operating partnership unless we own 100% of the equity interest in our operating partnership.
We may from time to time own certain assets through entities that we wholly-own and that are disregarded as separate from us. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Ownership of Interests in TRSs
We currently do not own any interests in a TRS, but may acquire securities in one or more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, that other corporation also will be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “— Asset Tests.”
Share Ownership Requirements
The stock that we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our common stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our common stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our common stock) as specifically defined for this purpose.
Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) set forth above in “Organizational Requirements”. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in the aggregate value of our outstanding shares of stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock without the approval of our board of directors. See the section entitled “Description of Capital Stock and Securities Offered — Restrictions on Transfer and Ownership of Stock” in this prospectus. Additionally, our charter contains provisions requiring each of our stockholders to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations, to submit a statement of that information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.
Asset Tests
At the close of each calendar quarter of the taxable year, we must satisfy a number of tests, summarized below, based on the composition of our assets (the “Asset Tests”). After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.
75% Asset Test.   At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to the DRIP) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— Additional Asset Tests.”
We are currently invested in the real properties described in our filings with the SEC. We may make real estate related debt investments if the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test (described below). We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower.
If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of that loan may not be a qualifying real estate asset. Under current law, it is unclear how to determine the portion of a loan that would be treated as a qualifying real estate asset. However, IRS guidance provides that the IRS will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of (1) the fair market value of the real property securing the loan, as of the date the REIT committed to acquire or modify the loan, and (2) the fair market value of the loan. Nevertheless, the application of this guidance is uncertain, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that later increase in value. Accordingly, no assurance can be given that the IRS would not challenge our treatment of the assets. Moreover, although we intend to make these investments in a manner so as not to fail the Asset Tests, no assurance can be given that our investments would not disqualify us as a REIT.
Additional Asset Tests.   Our assets that do not qualify for the 75% Asset Test are subject to the following additional asset tests. Not more than 25% of the value of those assets may consist of securities, other than securities that qualify for the 75% Asset Test. Not more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of those assets may consist of securities of one or more TRSs. Not more than 25% of the value of those assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property). In addition, if we invest in any securities that do not otherwise qualify under the 75% Asset Test, other than equity investments in QRSs and TRSs, those securities may not exceed (1) 5% of the value of our assets as to any one issuer and (2) 10% of the outstanding securities by vote and value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, such as any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (3) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we are and will continue to be prudent in making these estimates, there can be no assurance that the IRS will agree with these determinations and may assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and we could fail to qualify as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRS or TRS) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of  (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if  (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with Treasury Regulations; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4)  the REIT pays a tax on the failure equal to the greater of  (A) $50,000, or (B) an amount determined (under Treasury Regulations) by multiplying (i) the highest rate of tax for corporations under Code Section 11, by (ii) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Gross Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting (the “Gross Income Tests”).
75% Gross Income Test.   At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (6) temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments, which will allow us to qualify under the 75% Gross Income Test.
95% Gross Income Test.   At least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 95% Gross Income Test.
Rents from Real Property.   Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if the lease is respected as a true lease for U.S. federal income tax purposes and subject to the rules summarized below.
Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits. We do not intend to (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant. However, it is possible, despite our intention, that we will receive rents that do not qualify as “rents from real property” under the 75% Gross Income Test and 95% Gross Income Test.
If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if the services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. Our intent is that the services we provide are those usually or customarily rendered in connection with the rental of space in the geographic location in which the property is located, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test and the 95% Gross Income Test described above. Our board of directors intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space. Interest Income. It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which the interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance, we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and the modification will not be treated as a prohibited transaction. We intend to structure our loans secured by real property so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment so that income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

Dividend Income.   We may receive distributions from a TRS or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. These distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.
We will monitor the amount of the dividend and other income from a TRS and other corporations that are not REITs or QRSs, and will take actions intended to keep this income, and any other non-qualifying income within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that our actions will in all cases prevent a violation.
Prohibited Transaction Income.   Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset owned by us is held as inventory or primarily for sale to customers, and that a sale of any asset owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. In that case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from the sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although the gains of any TRS will be subject to tax at the regular U.S. federal corporate income tax rate.
Foreclosure Property.   Foreclosure property is real property and any personal property incident to the real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which the REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to regular U.S. federal corporate income tax on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.
Satisfaction of the Gross Income Tests.   Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Based on our historic and anticipated operations, it is likely that we will have little or no non-qualifying income for U.S. federal income tax purposes. Moreover, as described above, we may establish one or more TRSs with which we could enter into leases for any properties in which we may invest. Gross income generated by any TRS would not be included in our gross income. However, we would realize gross income from a TRS in the form of rents. In addition, any dividends from a TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.
If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for the year if we (1) satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, (2) attach to our U.S. federal income tax return a schedule describing the nature and amount of each item of our gross income, and (3) satisfy the IRS that any incorrect information on the schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.
Annual Distribution Requirements
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of (1) the sum of (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Determining whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after the declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in that month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.
For our taxable years commencing prior to January 1, 2015, for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend was not a preferential dividend if the distribution was (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.
We did not have any REIT taxable income for the taxable years 2014 through 2019, and accordingly were not required to make any annual distributions for those years. Once we generate REIT taxable income, we intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings, and may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:
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“residual interests” in REMICs or taxable mortgage pools;

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loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

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loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

For taxable years beginning after December 31, 2017, we (and our operating partnership) have elected to be treated as an “electing real property trade or business” and, accordingly, are not subject to the interest expense limitation under section 163(j). However, we (and our operating partnership) are required to use the alternative depreciation system to depreciate certain property and, as a result, our depreciation deductions may be reduced. Accordingly, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased.
We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.
Failure to Qualify
If we fail to continue to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and are not due to willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax on our taxable income at the regular corporate rate, thereby reducing cash available for distributions. In that event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.
Prohibited Transactions
As mentioned above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:
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is a real estate asset under the 75% Asset Test;

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generally has been held for at least two years;

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has aggregate expenditures that are includable in the basis of the property not in excess of 30% of the net selling price;

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in some cases, was held for production of rental income for at least two years;

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in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

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when combined with other sales in the year, either does not cause us to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion), occurs in a year when we dispose of less than 10% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) or occurs in a year when we dispose of less than 20% of our assets as well as 10% or less of our assets based on a three-year average (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties we own or acquire, our primary intention in holding, acquiring, and operating properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “REIT Qualification Requirements Ownership of Interests in TRSs,” above.

Characterization of Property Leases
We have acquired and intend to acquire and own commercial properties subject to net leases. We have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:
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our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and the relationship will be documented by a lease agreement;

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the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;

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the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;

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the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

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the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;

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in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

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the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of  (1) injury to persons or damage to property occurring at the properties or (2) the lessee’s use, management, maintenance or repair of the properties;

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the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;

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the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;

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at the time we enter into each lease (or at any time that any such lease is subsequently renewed or extended), the tenant will be able to derive a meaningful profit (after expenses and taking into account the risks associated with the lease) from the operation of the property during the term of its lease; and

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upon termination of each lease, the applicable property will have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.
Hedging Transactions
We and our subsidiaries have entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities that qualify as “hedging transactions” under the Code and Treasury Regulations. These hedging transactions can take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Income from a hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. The term “hedging transaction” for these purposes generally means (1) any transaction we enter into in the normal course of our business primarily to manage risk of (A) interest rate changes or fluctuation on indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (B) currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test or any property which generates such income and (2) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent the income would jeopardize our REIT status. However, it is possible that our hedging activities may give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and may adversely affect our ability to satisfy the REIT qualification requirements.
Tax Aspects of Investments in Partnerships
General.   We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including our operating partnership. We operate as an umbrella partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in our operating partnership, and our operating partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. The non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if our operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.
The following is a summary of the U.S. federal income tax consequences of our investment in our operating partnership if our operating partnership is treated as a partnership for U.S. federal income tax purposes. This summary should also generally apply to any investment by us in other entities taxable as partnerships.
A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the Gross Income Tests and Asset Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from our operating partnership will be sufficient to pay the tax liabilities resulting from an investment in our operating partnership.
Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because our operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, our operating partnership will be treated as a partnership, if it has two or more partners, or as a disregarded entity, if it is treated as having one partner. We intend that interests in our operating partnership (and any partnership invested in by our operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that a partnership will at all times satisfy one of these safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by our operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws summarized above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of the partnership would be subject to corporate income tax, and the partners of the partnership would be treated as stockholders, with distributions to the partners being treated as dividends.
Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in the property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.
Income Taxation of Partnerships and their Partners.   Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, the allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in our operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to our operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by our operating partnership, the property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by our operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to the differences as well.
For properties contributed to our operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, our operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year.
Some expenses incurred in the conduct of our operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of our operating partnership may exceed its cash receipts for the year in which the expense is paid. As summarized above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.
Partnership Audit Rules.   Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in shares of our common stock.
Tax Consequences of Exercise of Redemption Rights.   Subject to some restrictions, our operating partnership agreement gives holders of limited partnership units the right to redeem their units into cash, subject to our right to pay for the units with shares of common stock rather than with cash. The redemption of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize gain in an amount equal to the value of the shares of common stock received plus the amount of liabilities of our operating partnership allocable to the units being redeemed, less the unit holder’s tax basis in those units. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of our operating partnership, that portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of our operating partnership allocated to us as a result of acquiring the units.
Taxation of U.S. Stockholders
Taxation of Taxable U.S. Stockholders
The following section applies to you only if you are a U.S. Stockholder. Generally, for purposes of this summary, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our common stock should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of shares of our common stock by the partnership.
Distributions.   Distributions (including any deemed distributions) that we make to our U.S. Stockholders and that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) will be treated as dividends of ordinary income to the extent they are made out of our current or accumulated earnings and profits. In addition, for taxable years beginning before January 1, 2026, individuals, trusts and estates generally are entitled to up to a 20% pass-through deduction with respect to that ordinary dividend income for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), so long as certain holding period requirements have been met. Corporate U.S. Stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. Stockholder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. Stockholder’s particular circumstances. In addition, for any noncorporate U.S. Stockholder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%. Distributions in excess of our current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its shares of our common stock by the amount of the distribution, but not below zero, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of our earnings and profits reduce the U.S. Stockholder’s tax basis in shares of our common stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of shares of our common stock.
Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives the distribution has held its shares of our common stock. However, corporate U.S. Stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In those instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of our stock by the after-tax amount of the gain.
With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions (including any deemed distributions) paid to U.S. Stockholders as qualified dividend income. A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the shares of our common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
(1)
the qualified dividend income received by us during the taxable year from C corporations (including any TRSs);

(2)
the amount of earnings and profits accumulated in a non-REIT year that were distributed by us during the taxable year;

(3)
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to our undistributed REIT taxable income; and

(4)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to the built-in gain.

Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Stockholder of record on a specific date in that month will be treated as both paid by us and received by the U.S. Stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year.
We have the ability to declare and pay a large portion of a distribution on our common stock in shares of our common stock. As long as a portion of the distribution is paid in cash (which portion can be as low as 20%, or 10% for distributions declared on or after April 1, 2020, and on or before December 31, 2020) and certain requirements are met, the entire distribution (to the extent of our current or accumulated earnings and profits) will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our common stock. In general, any distribution on shares of our common stock will be taxable as a dividend unless the entire distribution is paid in shares of our common stock, which would be treated as a non-taxable distribution.
Distributions that we make and gains arising from the sale or exchange by a U.S. Stockholder of our common stock will not be treated as passive activity income. As a result, U.S. Stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.
Any net operating losses or capital losses we have that are carried forward to future tax years may be used in those later years, subject to limitations, to reduce the amount of distributions required to satisfy the REIT distribution requirements. However, because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.
Sales of Shares.   The amount of net capital gain or loss recognized upon the sale or other disposition of shares of our common stock by a U.S. Stockholder generally would equal the difference between (1) the amount of cash and fair market value of any property received in the sale and (2) the U.S. Stockholder’s tax basis in the shares sold. Gain on a sale of shares of our common stock by a U.S. non-corporate investor generally will qualify for reduced U.S. federal income tax rates applicable to long-term net capital gain, provided that the investor held the shares of our common stock for longer than one year prior to the sale. However, any loss from a sale or exchange of shares of our common stock by a U.S. Stockholder who has held the shares of our common stock for six months or less generally will be treated as a long-term capital loss to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations. Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at the corporate tax rate. Except in limited circumstances, as summarized above with respect to capital gains dividends or qualified dividend income, the reduced tax rate for long-term net capital gains will not apply to dividends paid by us.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income tax except with respect to their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, distributions paid on shares of our common stock should not constitute UBTI unless the tax-exempt entity (i) has borrowed funds or otherwise incurred acquisition indebtedness to acquire its shares of stock, or (ii) otherwise uses the shares of stock in an unrelated trade or business.
In certain circumstances, a pension trust that owns more than 10% of our common stock could be required to treat a percentage of the dividends it receives from us as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our common stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our common stock, collectively owns more than 50% of our common stock. Certain restrictions on ownership and transfer of our common stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our common stock and, in turn, should prevent us from becoming a pension-held REIT.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.
Medicare Tax
Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of our common stock. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of their shares.
Backup Withholding and Information Reporting
We will report to our U.S. Stockholders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 24% until December 31, 2025 and 28% thereafter with respect to dividends (including any deemed dividends) paid unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that the number is correct and that the U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify their non-foreign status or with respect to which the IRS notifies us that the U.S. Stockholder is subject to backup withholding. See the “— Taxation of Non-U.S. Stockholders” portion of this section.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Taxation of Non-U.S. Stockholders
Generally, for purposes of this summary, a “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.
Distributions — In General.   Distributions that we make to our Non-U.S. Stockholders that are not attributable to gain from our sales or exchanges of United States real property interests (“USRPIs”), and that are not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Ordinary dividends to Non-U.S. Stockholders generally are subject to a 30% withholding tax at the time of distribution, unless this dividend is effectively connected with a U.S. trade or business of the Non-U.S. Stockholder or an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.
If income from the investment in shares of our common stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders are taxed with respect to dividends (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our common stock.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted tax basis of the Non-U.S. Stockholder’s shares of our common stock. Instead, they will reduce the adjusted tax basis of the Non-U.S. Stockholder’s shares of our common stock. To the extent that the distributions exceed the adjusted tax basis of a Non-U.S.

Stockholder’s shares of our common stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares of our common stock, as described in the “Sales of Shares” portion of this section below.
Distributions Attributable to Sale or Exchange of Real Property.   Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions that are attributable to gain from our sales or exchanges of USRPIs (“USRPI capital gain”) will, except as described below, be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders therefore would be taxed at the normal capital gain rates applicable to U.S. Stockholders (without regard to whether we designate the distribution as a capital gain dividend), and would be subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. We (or applicable withholding agent) are required by the Treasury Regulations to withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a Non-U.S. Stockholder, withholding would not apply to the distribution under FIRPTA. Rather, we must effect the withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The Non-U.S. Stockholder may credit the amount withheld against the Non-U.S. Stockholder’s U.S. tax liability. The withheld amounts do not represent actual tax liabilities and are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of its actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS. We anticipate that distributions in respect of our common stock will be subject to the rules set forth in this paragraph.
However, generally, pursuant to FIRPTA, distributions of USRPI capital gains are not treated as effectively connected income for a Non-U.S. Stockholder and instead are treated and taxed as ordinary dividends if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (2) the Non-U.S. Stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of the distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. As a result of the listing of our Class A common stock on the NYSE, we anticipate that shares of our Class A common stock (but not our Class B common stock) will be “regularly traded” on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to the gain, or (2) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Stockholder will incur tax on his or her capital gains.
Sales of Shares.   Gain recognized by a Non-U.S. Stockholder upon a sale of shares of our common stock generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by the Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3)(A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our common stock continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) the shares sold are of a class of our common stock that is “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 10% of our outstanding shares of that class of stock at any time during the five-year period ending on the date of the sale.
We believe that we qualify as “domestically controlled.” However, even if we were not domestically controlled, we anticipate that, as a result of the listing of our Class A common stock on the NYSE, shares of our Class A common stock (but not our Class B common stock) will be “regularly traded” on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. If the gain on the sale of shares of our common stock were to be subject to U.S. federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to that gain, and the purchaser of shares of our common stock may be required to withhold a portion of the gross purchase price.
In addition, dispositions of our stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
Foreign Account Tax Compliance Act (“FATCA”)
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (including investment entities) and certain other non-U.S. entities as designated in the Code, the Treasury Regulations, or applicable intergovernmental agreement between the United States and a foreign country. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, shares of our common stock paid to (1) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless the foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (2) a non-financial foreign entity that is the beneficial owner of the payment unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and the entity meets certain other specified requirements. The Treasury Regulations provide that these rules generally will apply to payments of dividends on shares of our common stock. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.
Other Tax Considerations
State, Local and Foreign Taxes.   We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Any foreign taxes incurred by us would not pass through to U.S. Stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our common stock.
Legislative Proposals.   You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our securities.

SELLING SECURITY HOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION
We or our selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions or on a continuous or delayed basis, including without limitation:
•
through agents;

•
to or through underwriters;

•
through dealers;

•
directly to purchasers;

•
in block trades;

•
in a rights offering;

•
in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•
through forward or other derivative transactions relating to the shares of common stock or other securities being registered hereunder;

•
through a combination of any of these methods; or

•
through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.
The prospectus supplement with respect to any offering of securities will include the following information:
•
the terms of the offering;

•
the names of any underwriters, dealer or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price or initial public offering price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any commissions paid to agents; and

•
any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale, including but not limited to “at-the-market-offerings” of our common stock on or off the NYSE;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us, our selling security holders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions.
Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us or our selling security holders, as applicable.
Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.
The underwriters, dealers and agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our Class A common stock, which are currently listed on the NYSE. We currently intend to list any shares of Class A common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
From time to time, one or more of our selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
In addition, the selling security holders may sell offered securities pursuant to Rule 144 adopted under the Securities Act, as permitted by that rule, or under Section 4(a)(1) of the Securities Act, rather than pursuant to an applicable prospectus supplement and this prospectus. In effecting sales, broker-dealers or agents engaged by us or the selling security holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling security holders.

We will not receive any proceeds from sales of any securities by our selling security holders.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or our selling security holders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we or our selling security holders may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business. If indicated in the prospectus supplement, we or our selling security holders may authorize underwriters or other persons acting as our agents or the agents of our selling security holders to solicit offers by institutions to purchase securities from us or our selling security holders pursuant to contracts providing for payment and delivery on a future date. Institutions with which we or our selling security holders may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
Direct Sales and Sales through Agents
We or our selling security holders may sell the securities directly. In this case, no underwriters or agents would be involved. We or our selling security holders may also sell the securities through agents designated by us or our selling security holders, as applicable, from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or our selling security holders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or our selling security holders. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or our selling security holders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
We or our selling security holders may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Certain U.S. federal income tax matters will be passed upon by Proskauer Rose LLP. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements as of December 31, 2019 and for the year ended December 31, 2019 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of American Realty Capital New York City REIT, Inc. (n/k/a New York City REIT, Inc.) as of December 31, 2018, and for the years ended December 31, 2018 and 2017, have been incorporated by reference in this prospectus in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.